Exhibit 2.1
                                                                     -----------

                          AGREEMENT AND PLAN OF MERGER

                                   dated as of

                                October 15, 2000

                                      among

                                    TEXACO INC.

                               CHEVRON CORPORATION

                                       and

                                   KEEPEP INC.

                                TABLE OF CONTENTS

                                                                            Page


ARTICLE 1 THE MERGER...........................................................2
  SECTION 1.1  The Merger......................................................2
  SECTION 1.2  Conversion of Shares............................................2
  SECTION 1.3  Surrender and Payment...........................................3
  SECTION 1.4  Stock Options and Equity Awards.................................5
  SECTION 1.5  Adjustments.....................................................6
  SECTION 1.6  Fractional Shares...............................................7
  SECTION 1.7  Withholding Rights..............................................8
  SECTION 1.8  Lost Certificates...............................................8
  SECTION 1.9  Shares Held by Company Affiliates...............................8
  SECTION 1.10  Appraisal Rights...............................................8
ARTICLE 2 CERTAIN GOVERNANCE MATTERS...........................................9
  SECTION 2.1  Name; Trade Name................................................9
  SECTION 2.2  Parent Board of Directors.......................................9
  SECTION 2.3  Transition Committee............................................9
  SECTION 2.4  Certificate of Incorporation of the Surviving Corporation......10
  SECTION 2.5  By-laws of the Surviving Corporation...........................10
  SECTION 2.6  Directors and Officers of the Surviving Corporation............10
ARTICLE 3 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY............10
  SECTION 3.1  Corporate Existence and Power..................................10
  SECTION 3.2  Corporate Authorization........................................11
  SECTION 3.3  Governmental Authorization.....................................12
  SECTION 3.4  Non-Contravention..............................................12
  SECTION 3.5  Capitalization.................................................13
  SECTION 3.6  Subsidiaries...................................................14
  SECTION 3.7  Commission Filings.............................................15
  SECTION 3.8  Financial Statements...........................................16
  SECTION 3.9  Disclosure Documents...........................................16
  SECTION 3.10  Absence of Certain Changes....................................17
  SECTION 3.11  No Undisclosed Material Liabilities...........................18
  SECTION 3.12  Litigation....................................................18
  SECTION 3.13  Taxes.........................................................18
  SECTION 3.14  Employee Benefit Plans........................................19
  SECTION 3.15  Compliance with Laws..........................................21
  SECTION 3.16  Finders' or Advisors' Fees....................................22

  SECTION 3.17  Environmental Matters.........................................22
  SECTION 3.18  Opinion of Financial Advisor..................................22
  SECTION 3.19  Pooling; Tax Treatment........................................23
  SECTION 3.20  Pooling Letter................................................23
  SECTION 3.21  Takeover Statutes.............................................23
  SECTION 3.22  Stockholder Rights Plan.......................................23
  SECTION 3.23  Joint Ventures................................................24
ARTICLE 4 REPRESENTATIONS, WARRANTIES AND COVENANTS OF PARENT.................24
  SECTION 4.1  Corporate Existence and Power..................................24
  SECTION 4.2  Corporate Authorization........................................25
  SECTION 4.3  Governmental Authorization.....................................26
  SECTION 4.4  Non-Contravention..............................................26
  SECTION 4.5  Capitalization.................................................26
  SECTION 4.6  Subsidiaries...................................................27
  SECTION 4.7  Commission Filings.............................................28
  SECTION 4.8  Financial Statements...........................................29
  SECTION 4.9  Disclosure Documents...........................................29
  SECTION 4.10  Absence of Certain Changes....................................30
  SECTION 4.11  No Undisclosed Material Liabilities...........................31
  SECTION 4.12  Litigation....................................................31
  SECTION 4.13  Taxes.........................................................31
  SECTION 4.14  Employee Benefit Plans........................................32
  SECTION 4.15  Compliance with Laws..........................................33
  SECTION 4.16  Finders' or Advisors' Fees....................................33
  SECTION 4.17  Environmental Matters.........................................34
  SECTION 4.18  Opinion of Financial Advisor..................................34
  SECTION 4.19  Pooling; Tax Treatment........................................34
  SECTION 4.20  Pooling Letter................................................34
  SECTION 4.21  Takeover Statutes.............................................35
  SECTION 4.22  Stockholder Rights Plan.......................................35
ARTICLE 5 COVENANTS OF THE COMPANY............................................35
  SECTION 5.1  Conduct of the Company.........................................35
  SECTION 5.2  Company Stockholder Meeting; Proxy Material....................38
  SECTION 5.3  Equity Conversion..............................................40
  SECTION 5.4  Resignation of Company Directors...............................40
ARTICLE 6 COVENANTS OF PARENT.................................................40
  SECTION 6.1  Conduct of Parent..............................................40
  SECTION 6.2  Obligations of Merger Subsidiary...............................42
  SECTION 6.3  Director and Officer Liability.................................42

  SECTION 6.4  Parent Stockholder Meeting; Form S-4...........................43
  SECTION 6.5  Stock Exchange Listing.........................................44
  SECTION 6.6  Employee Benefits..............................................44
ARTICLE 7 COVENANTS OF PARENT AND THE COMPANY.................................45
  SECTION 7.1  Best Efforts...................................................45
  SECTION 7.2  Certain Filings................................................47
  SECTION 7.3  Access to Information..........................................48
  SECTION 7.4  Tax and Accounting Treatment...................................48
  SECTION 7.5  Public Announcements...........................................48
  SECTION 7.6  Further Assurances.............................................48
  SECTION 7.7  Notices of Certain Events......................................49
  SECTION 7.8  Affiliates.....................................................49
  SECTION 7.9  Payment of Dividends...........................................50
  SECTION 7.10  No Solicitation...............................................50
  SECTION 7.11  Letters from Accountants......................................52
  SECTION 7.12  Takeover Statutes.............................................53
  SECTION 7.13  Headquarters..................................................53
  SECTION 7.14  Section 16(b).................................................54
ARTICLE 8 CONDITIONS TO THE MERGER............................................54
  SECTION 8.1  Conditions to the Obligations of Each Party....................54
  SECTION 8.2  Conditions to the Obligations of Parent and Merger Subsidiary..55
  SECTION 8.3  Conditions to the Obligations of the Company...................56
ARTICLE 9 TERMINATION.........................................................57
  SECTION 9.1  Termination....................................................57
  SECTION 9.2  Effect of Termination..........................................58
ARTICLE 10 MISCELLANEOUS......................................................59
  SECTION 10.1  Notices.......................................................59
  SECTION 10.2  Non-Survival of Representations and Warranties................60
  SECTION 10.3  Amendments; No Waivers........................................60
  SECTION 10.4  Expenses......................................................61
  SECTION 10.5  Company Termination Fee.......................................61
  SECTION 10.6  Parent Termination Fee........................................61
  SECTION 10.7  Successors and Assigns........................................62
  SECTION 10.8  Governing Law.................................................62
  SECTION 10.9  Jurisdiction..................................................62
  SECTION 10.10  Waiver of Jury Trial.........................................63
  SECTION 10.11  Counterparts; Effectiveness..................................63
  SECTION 10.12  Entire Agreement.............................................63
  SECTION 10.13  Captions.....................................................63

  SECTION 10.14  Severability.................................................63

                              EXHIBITS AND ANNEXES

Exhibit A.........--       Company Stock Option Agreement
Exhibit B.........--       Parent Stock Option Agreement
Exhibit C-1.......--       Affiliate's Pooling Letter (for Parent Affiliates)
Exhibit C-2.......--       Affiliate's Pooling Letter (for Company Affiliates)
Exhibit C-3.......--       Affiliate's Rule 145 Letter (for Company Affiliates)

Annex 7.1.........--        Form of Agreement and Declaration of Trust

                                  DEFINED TERMS
                                                                      Section

368 Reorganization.....................................................3.19(b)
Acquisition Proposal...................................................7.10(b)
Affected Employees......................................................6.6(b)
Affected Retirees.......................................................6.6(b)
Agreement.............................................................Preamble
Alliance Interests...................................................7.1(d)(i)
Alliance Transaction Agreement.......................................7.1(d)(i)
Anti-Discrimination Laws...............................................3.14(h)
Benefit Triggers.......................................................3.14(e)
Certificates............................................................1.3(a)
Closing.................................................................1.1(d)
Closing Date............................................................1.1(d)
Code..................................................................Recitals
Commission............................................................Recitals
Common Shares Trust.....................................................1.6(b)
Common Stock Issuance......................................................4.2
Common Stock Issuance Approval.............................................4.2
Company...............................................................Preamble
Company 10-K...............................................................3.7
Company 2000 Capital Expenditure Budget.................................5.1(g)
Company 2001 Permitted Capital Expenditure Budget.......................5.1(g)
Company 2002 Permitted Capital Expenditure Budget.......................5.1(g)
Company Award...........................................................1.4(c)
Company Balance Sheet......................................................3.8
Company Balance Sheet Date.................................................3.8
Company Benefit Plans..................................................3.14(a)
Company Board Designees.................................................2.2(a)
Company Commission Documents...............................................3.7
Company Common Stock..................................................Recitals
Company Disclosure Schedules.........................................Article 3
Company Non-U.S. Employees.................................................3.7
Company Option Agreement..............................................Recitals
Company Proxy Statement....................................................3.9
Company Rights.............................................................3.5
Company Rights Agreement...................................................3.5
Company Securities.........................................................3.5
Company Stock Option....................................................1.4(a)
Company Stock Option Plans..............................................1.4(a)
Company Stockholder Approval...............................................3.2
Company Stockholder Meeting................................................5.2
Company Subsidiary Securities...........................................3.6(b)
Company U.S. Employees.................................................3.14(e)
Condition Satisfaction Time................................................5.2

Confidentiality Agreement..................................................7.3
Delaware Law............................................................1.1(a)
downstream..............................................................5.1(l)
EC Merger Regulation.......................................................3.3
Effective Time..........................................................1.1(b)
employee benefit plan..................................................3.14(a)
End Date.............................................................9.1(b)(i)
Environmental Laws.....................................................3.17(b)
Equity Conversion..........................................................5.3
ERISA..................................................................3.14(a)
Excess Shares...........................................................1.6(a)
Exchange Act...............................................................3.3
Exchange Agent..........................................................1.3(a)
Exchange Ratio.....................................................1.2(a)(iii)
Foreign Company Benefit Plan...........................................3.14(a)
Foreign Parent Benefit Plan............................................4.14(a)
Form S-4................................................................4.9(a)
GAAP..................................................................Recitals
HSR Act....................................................................3.3
Indemnitees.............................................................6.3(a)
Joint Ventures............................................................3.23
Lien.......................................................................3.4
Market Auction Preferred Stock.............................................3.5
Material Adverse Effect....................................................3.1
Merger..................................................................1.1(a)
Merger Consideration....................................................1.2(b)
Merger Subsidiary.....................................................Preamble
mid-stream..............................................................5.1(l)
multiemployer plan.....................................................3.14(a)
Name Change Amendment...................................................2.1(a)
Name Change Amendment Approval..........................................4.2(a)
NYSE....................................................................1.6(a)
Option Agreements.....................................................Recitals
Parent................................................................Preamble
Parent 10-K.............................................................4.7(a)
Parent Balance Sheet.......................................................4.8
Parent Balance Sheet Date..................................................4.8
Parent Benefit Plans...................................................4.14(a)
Parent Commission Documents.............................................4.7(a)
Parent Common Stock...................................................Recitals
Parent Disclosure Schedules..........................................Article 4
Parent Option Agreement...............................................Recitals
Parent Proxy Statement..................................................4.9(a)
Parent Rights......................................................1.2(a)(iii)
Parent Rights Agreement............................................1.2(a)(iii)
Parent Securities..........................................................4.5

Parent Stockholder Approvals............................................4.2(a)
Parent Stockholder Meeting.................................................6.4
Parent Subsidiary Securities............................................4.6(b)
Person..................................................................1.3(c)
Rabbi Trust Shares...................................................1.2(a)(i)
Securities Act..........................................................1.4(d)
Significant Subsidiary..................................................3.6(a)
Subsidiary..............................................................3.6(a)
Superior Proposal......................................................7.10(b)
Surviving Corporation...................................................1.1(a)
Tax Returns...............................................................3.13
Taxes.....................................................................3.13
Transition Committee......................................................2.3
Trust Agreement....................................................7.1(d)(iii)
Trustees...........................................................7.1(d)(iii)
upstream................................................................5.1(l)

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of October 15, 2000 by and among TEXACO INC., a Delaware corporation (the "Company"), CHEVRON CORPORATION, a Delaware corporation ("Parent"), and KEEPEP INC., a newly formed Delaware corporation and a wholly owned subsidiary of Parent ("Merger Subsidiary").

                              W I T N E S S E T H:

         WHEREAS, the respective Boards of Directors of Parent, Merger Subsidiary and the Company have approved this Agreement, and deem it advisable and in the best interests of their respective stockholders to consummate the merger of Merger Subsidiary with and into the Company on the terms and conditions set forth herein;

         WHEREAS, for United States federal income tax purposes, it is intended that the Merger contemplated by this Agreement qualify as a "reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code");

         WHEREAS, for accounting purposes, it is intended that the Merger be accounted for as a "pooling of interests" under United States generally accepted accounting principles ("GAAP") and the rules and regulations of the Securities and Exchange Commission (the "Commission");

         WHEREAS, (i) as a condition and inducement to Parent's willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, Parent and the Company are entering into a Stock Option Agreement dated as of the date of this Agreement in the form attached as Exhibit A (the "Company Option Agreement"), pursuant to which the Company shall grant to Parent an option to purchase shares of common stock, par value $3.125 per share, of the Company ("Company Common Stock") at $53.71 per share, under certain circumstances, and (ii) as a condition and inducement to the Company's willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, Parent and the Company are entering into a Stock Option Agreement dated as of the date of this Agreement in the form attached as Exhibit B (the "Parent Option Agreement" and, together with the Company Option Agreement, the "Option Agreements"), pursuant to which Parent shall grant to the Company an option to purchase shares of common stock, par value $0.75 per share, of Parent ("Parent Common Stock"), at $85.96 per share, under certain circumstances.

         NOW, THEREFORE, in consideration of the promises and the respective representations, warranties, covenants, and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE 1
                                   -----------
                                   THE MERGER
                                   -----------

         SECTION 1.1  The Merger.
                      ----------

         (a)......At the Effective Time,  Merger Subsidiary shall be merged (the
"Merger") with and into the Company in accordance with the requirements of the General Corporation Law of the State of Delaware (the "Delaware Law"), whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation in the Merger (the "Surviving Corporation").

         (b)......On  the  Closing  Date,  immediately  after the  Closing,  the
Company will file a certificate of merger with the Secretary of State of the State of Delaware and make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger shall become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the certificate of merger (the "Effective Time").

         (c)......From  and after the Effective Time, the Surviving  Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of the Company and Merger Subsidiary, all as provided under Delaware Law.

         (d)......The closing of the Merger (the "Closing") shall take place (i)
at the offices of Pillsbury Madison & Sutro LLP, 50 Fremont Street, San Francisco, California, as soon as practicable on the day on which the last to be fulfilled or waived of the conditions set forth in Article 8 (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment or waiver of such conditions) shall be fulfilled or waived in accordance with this Agreement, including pursuant to Sections 5.2 and 7.1, or
(ii) at such other place and time or on such other date as the Company and Parent may agree in writing (the date of the Closing, the "Closing Date").

         SECTION 1.2  Conversion of Shares.
                      --------------------

         (a)......At  the Effective Time by virtue of the Merger and without any action on the part of the holder thereof:

                  (i) each share of the Company Common Stock held by the Company as treasury stock or owned by Parent or any subsidiary of Parent or the Company (excluding shares, if any, held in any "Rabbi trust" identified on Section 3.14 of the Company Disclosure Schedule, which may be accounted for as treasury stock ("Rabbi Trust Shares")) immediately prior to the Effective Time (together with the associated Company Right (as defined in Section 3.5), if any) shall be canceled, and no payment shall be made with respect thereto;

                  (ii) each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation; and

                  (iii) each share of Company Common Stock (including each Rabbi Trust Share) (together with the associated Company Right) outstanding immediately prior to the Effective Time shall, except as otherwise provided in Section 1.2(a)(i), be converted into the right to receive
         0.77 of a share of Parent Common Stock (the "Exchange Ratio"), including the corresponding fraction of a right to purchase shares of Series A Participating Preferred Stock of Parent (the "Parent Rights") in accordance with the Rights Agreement (the "Parent Rights Agreement") dated as of November 23, 1998 between Parent and ChaseMellon Shareholder Services, L.L.C., as Rights Agent. References herein to shares of Parent Common Stock issuable pursuant to the Merger shall also be deemed to include the associated Parent Rights.

         (b) All Parent Common Stock issued as provided in this Section 1.2 shall be of the same class and shall have the same terms as the currently outstanding Parent Common Stock. The shares of Parent Common Stock to be received as consideration pursuant to the Merger with respect to shares of Company Common Stock (together with cash in lieu of fractional shares of Parent Common Stock as specified below) are referred to herein as the "Merger Consideration."

         (c) From and after the Effective Time, all shares of Company Common Stock (together with the associated Company Rights) converted in accordance with
Section 1.2(a)(iii) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any dividends payable pursuant to Section 1.3(f). From and after the Effective Time, all certificates representing the common stock of Merger Subsidiary shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with Section 1.2(a)(ii).

         SECTION 1.3  Surrender and Payment.
                      ---------------------

         (a) Prior to the Effective Time, Parent shall appoint ChaseMellon Shareholder Services, L.L.C. or such other exchange agent reasonably acceptable to the Company (the "Exchange Agent") for the purpose of exchanging certificates representing shares of Company Common Stock ("Certificates") for the Merger Consideration. Parent will make available to the Exchange Agent, as needed, the Merger Consideration to be delivered in respect of the shares of Company Common Stock. Promptly after the Effective Time, Parent will send, or will cause the Exchange Agent to send, to each holder of record of shares of Company Common Stock as of the Effective Time, a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Exchange Agent) in such form as the Company and Parent may reasonably agree, for use in effecting delivery of shares of Company Common Stock to the Exchange Agent.

         (b) Each holder of shares of Company Common Stock that have been converted into a right to receive the Merger Consideration, upon surrender to the Exchange Agent of a Certificate, together with a properly completed letter of transmittal, will be entitled to receive the Merger Consideration in respect of the shares of Company Common Stock represented by such Certificate. Until so surrendered, each such Certificate shall, after the Effective Time, represent for all purposes only the right to receive such Merger Consideration.

         (c) If any portion of the Merger Consideration is to be registered in the name of a Person other than the Person in whose name the applicable surrendered Certificate is registered, it shall be a condition to the registration thereof that the surrendered Certificate shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such delivery of the Merger Consideration shall pay to the Exchange Agent any transfer or other taxes required as a result of such registration in the name of a Person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. For purposes of this Agreement, "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

         (d) After the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock. If, after the Effective Time, Certificates are presented to the Exchange Agent, the Surviving Corporation or the Parent, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article 1.

         (e) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 1.3(a) that remains unclaimed by the holders of shares of Company Common Stock one year after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged his shares of Company Common Stock for the Merger Consideration in accordance with this Section 1.3 prior to that time shall thereafter look only to Parent for delivery of the Merger Consideration in respect of such holder's shares. Notwithstanding the foregoing, Parent shall not be liable to any holder of shares for any Merger Consideration delivered to a public official pursuant to applicable abandoned property laws. Any Merger Consideration remaining unclaimed by holders of shares of Company Common Stock three years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

         (f) No dividends or other distributions with respect to shares of Parent Common Stock issued in the Merger shall be paid to the holder of any unsurrendered Certificates until such Certificates are surrendered as provided in this Section 1.3. Subject to the effect of applicable laws, following such surrender, there shall be paid, without interest, to the record holder of the shares of Parent Common Stock issued in exchange therefor (i) at the time of such surrender, all dividends and other distributions payable in respect of such shares of Parent Common Stock with a record date after the Effective Time and a payment date on or prior to the date of such surrender and not previously paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such shares of Parent Common Stock with a record date after the Effective Time but with a payment date subsequent to such surrender. For purposes of dividends or other distributions in respect of shares of Parent Common Stock, all shares of Parent Common Stock to be issued pursuant to the Merger (but not options therefor described in Section 1.4 unless actually exercised at the Effective Time) shall be entitled to dividends pursuant to the immediately preceding sentence as if issued and outstanding as of the Effective Time.

         SECTION 1.4 Stock Options and Equity Awards.
                     -------------------------------

         (a) The Board of Directors of the Company shall take such action as is necessary so that at the Effective Time, each outstanding option to purchase shares of Company Common Stock (a "Company Stock Option") granted under the Company's plans or agreements identified in Company Disclosure Schedule (defined in the introductory clause to Article 3) 1.4 as being the only compensation or benefit plans or agreements pursuant to which shares of Company Common Stock may be issued (collectively, the "Company Stock Option Plans"), whether vested or not vested, shall cease to represent a right to acquire shares of Company Common Stock and shall thereafter constitute an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option (including without limitation the stock option restoration feature applicable thereto) pursuant to the relevant Company Stock Option Plan under which it was issued and the agreement evidencing the grant thereof prior to the Effective Time, the number (rounded to the nearest whole number) of shares of Parent Common Stock determined by multiplying (x) the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time by
(y) the Exchange Ratio. The exercise price per share of Parent Common Stock subject to any such Company Stock Option at and after the Effective Time shall be an amount (rounded to the nearest one-hundredth of a cent) equal to (x) the exercise price per share of Company Common Stock subject to such Company Stock Option prior to the Effective Time, divided by (y) the Exchange Ratio. Notwithstanding any other provisions of this Section 1.4(a), if use of the above methods would disqualify the Merger as a "pooling of interests" for financial accounting purposes, then such methods will be adjusted to the extent necessary to preserve such accounting treatment. In addition, prior to the Effective Time, the Company will make any amendments to the terms of such Company Stock Option Plans that are necessary to give effect to the transactions contemplated by this
Section 1.4. The Company represents and warrants that no consents are or will be necessary to give effect to the transactions contemplated by this Section 1.4.

         (b) Parent shall take all corporate action necessary to assume as of the Effective Time the Company's obligations under the Company Stock Options and reserve for issuance a sufficient number of shares of Parent Common Stock for delivery pursuant to the terms set forth in this Section 1.4.

         (c) At the Effective Time, each award or account (including restricted stock, stock equivalents and stock units, but excluding Company Stock Options) outstanding as of the Effective Time ("Company Award") that has been established, made or granted under any employee incentive or benefit plans, programs or arrangements and non-employee director plans maintained by the Company on or prior to the date hereof that provide for grants of equity-based awards or equity-based accounts and which are identified in Company Schedule 1.4 shall to the extent practicable be amended or converted into a similar instrument of Parent, in each case with such adjustments to the terms and conditions of such Company Awards as are appropriate to preserve the value inherent in such Company Awards with no detrimental effects on the holders thereof. The other terms and conditions of each Company Award, and the plans or agreements under which they were issued, shall continue to apply in accordance with their terms and conditions, including any provisions for acceleration (as such terms and conditions have been interpreted and applied by the Company in accordance with its past practice), but with such adjustments, if any, as may be necessary or appropriate in light of the transactions contemplated hereby and which do not materially affect the intended value of such awards, in each case to the extent consistent with Section 7.4. The Company represents and warrants that (i) there are as of the date hereof no Company Awards or Company Stock Options other than those reflected in Section 3.5 and (ii) all employee incentive or benefit plans, programs or arrangements and non-employee director plans under which any Company Award has been established, made or granted and all Company Stock Option Plans are disclosed in Company Disclosure Schedule 1.4.

         (d) As soon as practicable after the Effective Time, Parent shall file with the Commission a registration statement on an appropriate form or a post-effective amendment to a previously filed registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Parent Common Stock subject to options and other equity based awards described in this Section 1.4, and shall use its reasonable best efforts to maintain the current status of the prospectus contained therein, as well as comply with any applicable state securities or "blue sky" laws, for so long as such options or other equity based awards remain outstanding.

         SECTION 1.5  Adjustments.
                      -----------
     If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of Parent or the Company shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the Merger Consideration shall be appropriately adjusted to provide the holders of shares of Company Common Stock the same economic effect as contemplated by this Agreement prior to such event.

         SECTION 1.6  Fractional Shares.
                      -----------------

         (a) No fractional shares of Parent Common Stock shall be issued in the Merger, but in lieu thereof each holder of shares of Company Common Stock otherwise entitled to a fractional share of Parent Common Stock will be entitled to receive, from the Exchange Agent in accordance with the provisions of this
Section 1.6, a cash payment in lieu of such fractional shares of Parent Common Stock representing such holder's proportionate interest, if any, in the proceeds from the sale by the Exchange Agent in one or more transactions of shares of Parent Common Stock equal to the excess of (x) the aggregate number of shares of Parent Common Stock to be delivered to the Exchange Agent by Parent pursuant to Section 1.3(a) over (y) the aggregate number of whole shares of Parent Common Stock to be distributed to the holders of Certificates pursuant to
Section 1.3(b) (such excess being herein called the "Excess Shares"). The parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares was not separately bargained for consideration but merely represents a mechanical rounding off for purposes of simplifying the corporate and accounting problems that would otherwise be caused by the issuance of fractional shares. As soon as practicable after the Effective Time, the Exchange Agent, as agent for the holders of the certificates representing shares of Company Common Stock, shall sell the Excess Shares at then prevailing prices on the New York Stock Exchange (the "NYSE") in the manner provided in the following paragraph.

         (b) The sale of the Excess Shares by the Exchange Agent, as agent for the holders that would otherwise receive fractional shares, shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. The compensation payable to the Exchange Agent and the expenses incurred by the Exchange Agent, in each case, in connection with such sale or sales of the Excess Shares, and all related commissions, transfer taxes and other out-of-pocket transaction costs, will be paid by the Surviving Corporation out of its own funds and will not be paid directly or indirectly by Parent. Until the proceeds of such sale or sales have been distributed to the holders of shares of Company Common Stock, the Exchange Agent shall hold such proceeds in trust for the holders of shares of Company Common Stock (the "Common Shares Trust"). The Exchange Agent shall determine the portion of the Common Shares Trust to which each holder of shares of Company Common Stock shall be entitled, if any, by multiplying the amount of the aggregate proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such holder of shares of Company Common Stock would otherwise be entitled and the denominator of which is the aggregate amount of fractional share interests to which all holders of shares of Company Common Stock would otherwise be entitled.

         (c) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of shares of Company Common Stock in lieu of any fractional shares of Parent Common Stock, the Exchange Agent shall make available such amounts to such holders of shares of Company Common Stock without interest.

         SECTION 1.7 Withholding Rights.
                     ------------------
     Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article 1 such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

         SECTION 1.8 Lost Certificates.
                     -----------------
     If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to be paid in respect of the shares of Company Common Stock represented by such Certificate as contemplated by this Article 1.

         SECTION 1.9 Shares Held by Company Affiliates.
                     ---------------------------------
     Anything to the contrary herein notwithstanding, no shares of Parent Common Stock (or certificates therefor) shall be issued in exchange for any Certificate to any Person who may be an "affiliate" of the Company (identified pursuant to Section 7.8) until such Person shall have delivered to Parent duly executed letters as contemplated by Section 7.8. Such Person shall be subject to the restrictions described in such letters, and such shares (or certificates therefor) shall bear a legend describing such restrictions.

         SECTION 1.10 Appraisal  Rights.
                      -----------------
     In accordance with Section 262 of the Delaware Law, no appraisal rights shall be available to holders of shares of Company Common Stock in connection with the Merger.

                                    ARTICLE 2
                                    ---------
                           CERTAIN GOVERNANCE MATTERS
                           --------------------------

         SECTION 2.1 Name; Trade Name.
                     ----------------
         (a) Parent shall take all such action as is necessary to change its name to "ChevronTexaco Corporation" effective as of the Effective Time, which action shall include, without limitation, seeking stockholder approval to amend Parent's Restated Certificate of Incorporation to effect such name change (the "Name Change Amendment") as provided in Section 6.4. Subject to Parent obtaining the necessary approval of its stockholders under Delaware Law for the Name Change Amendment, simultaneously with the filing of the certificate of merger contemplated by Section 1.1(b), Parent shall file a certificate of amendment to its Restated Certificate of Incorporation with the Secretary of State of the State of Delaware and make all other filings and records required by Delaware Law in connection with the amendment of the certificate of incorporation contemplated hereby. This amendment shall become effective at the Effective Time.

         (b) It is the intention of Parent that the marketing operations currently conducted by the Company and its Subsidiaries outside the United States will continue to be conducted under the "Texaco" trademark.

         SECTION 2.2 Parent Board of Directors.
                     -------------------------
         (a) At the Effective Time, the Board of Directors of Parent shall consist of fifteen

(15) directors, of whom six (6) directors shall be persons who are directors of the Company designated prior to the Effective Time by the Company and reasonably acceptable to Parent (the "Company Board Designees"), and the remainder of whom shall be directors of Parent prior to the Effective Time. Prior to the Effective Time, the Board of Directors of Parent shall take all action necessary to increase the size of the Board of Directors of Parent as necessary and to elect the Company Board Designees to the Board of Directors of Parent, in each case as of the Effective Time.

         (b) The Board of Directors of Parent shall take all action necessary to cause Peter I. Bijur to be elected as Vice Chairman of the Board of Directors of Parent as of the Effective Time.

         (c) Parent shall cause, as of the Effective Time, each Committee of the Board of Directors of Parent to include at least one Company Board Designee.

         SECTION 2.3  Transition  Committee.
                      ---------------------
     The parties agree to establish a transition committee (the "Transition Committee") which will have a consultative role and which will be in effect from the date hereof until the earlier of the termination hereof and the Effective Time. The Transition Committee shall be comprised of Peter I. Bijur and David J. O'Reilly. The Transition Committee will be concerned with matters relating to planning the integration after the Effective Time of Parent and the Company, including organization and staffing. Notwithstanding anything in this Section 2.3, Parent shall not be deemed to control the business or operations of the Company and, likewise, the Company shall not be deemed to control the business or operations of Parent. The members of the Transition Committee may delegate specific tasks to others and otherwise will draw upon the resources of Parent and the Company as necessary or appropriate.

         SECTION 2.4 Certificate of Incorporation of the Surviving  Corporation.
                     ----------------------------------------------------------
     The certificate of incorporation of the Company in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until subsequently amended in accordance with applicable law.

         SECTION 2.5 By-laws of the  Surviving  Corporation.
                     --------------------------------------
     The by-laws of the Company in effect at the Effective Time shall be the by-laws of the Surviving Corporation until subsequently amended in accordance with applicable law.

         SECTION 2.6 Directors and Officers of the Surviving  Corporation.
                     ----------------------------------------------------
     From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (a) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation, and (b) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.

                                    ARTICLE 3
                                    ---------
            REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY
            --------------------------------------------------------
         The Company represents and warrants to Parent that (except as set forth in the disclosure schedules delivered by the Company to Parent simultaneously with the execution of this Agreement (the "Company Disclosure Schedules")):

         SECTION 3.1 Corporate Existence and Power.
                     -----------------------------
     The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except for those the absence of which would not, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on the Company. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on the Company. For purposes of this Agreement, a "Material Adverse
Effect" with respect to any Person means a material adverse effect on the financial condition, business, liabilities, properties, assets or results of operations of such Person and its Subsidiaries, taken as a whole, except, to the extent resulting from (x) any changes in general United States or global economic conditions, (y) any changes affecting the oil and gas industry in general (including changes to commodity prices) except, other than where referring to a Material Adverse Effect on Parent after the Effective Time, to the extent that the changes disproportionately affect Parent or the Company, as applicable, compared to the manner in which the changes affect the other party or (z) any disposition of the Alliance Interests (as defined in Section 7.1) in accordance with the terms of Section 7.1. The Company has heretofore delivered to Parent true and complete copies of the Company's certificate of incorporation and by-laws as currently in effect.

         SECTION 3.2  Corporate Authorization.
                      -----------------------

         (a) The execution, delivery and performance by the Company of this Agreement and the Option Agreements and the consummation by the Company of the transactions contemplated hereby and thereby are within the Company's corporate powers and, except for any required approval by the Company's stockholders (the "Company Stockholder Approval") in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action. The affirmative vote of holders of a majority of the outstanding shares of Company Common Stock in favor of the approval and adoption of this Agreement and the Merger is the only vote of the holders of any of the Company's capital stock necessary in connection with consummation of the Merger. Assuming due authorization, execution and delivery of this Agreement and the Option Agreements by Parent and/or Merger Subsidiary, as applicable, each of this Agreement and each Option Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, and to general equity principles.

         (b) The Company's Board of Directors, at a meeting duly called and held on or prior to the date hereof, has (i) determined that this Agreement and the Option Agreements and the transactions contemplated hereby and thereby (including the Merger) are advisable, fair to and in the best interests of the Company's stockholders, (ii) approved and adopted this Agreement and the Option Agreements and the transactions contemplated hereby and thereby (including the Merger), and (iii) resolved (subject to Section 5.2) to recommend the approval and adoption of this Agreement and the Merger by its stockholders.

         SECTION 3.3  Governmental  Authorization.
                      ---------------------------
     The  execution,  delivery and  performance by the Company of this Agreement and the Option Agreements and the consummation by the Company of the transactions contemplated hereby and thereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (a) the filing of a certificate of merger in accordance with Delaware Law,
(b) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), (c) compliance with any applicable requirements of Council Regulation No. 4064/89 of the European
Community, as amended (the "EC Merger Regulation"), (d) compliance with any applicable requirements of laws, rules and regulations in other foreign jurisdictions governing antitrust or merger control matters, (e) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), (f) compliance with any applicable requirements of the Securities Act and (g) other actions or filings which if not taken or made would not, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on the Company or prevent or materially delay the Company's consummation of the Merger.

         SECTION 3.4 Non-Contravention.
                     -----------------
     The  execution,  delivery and  performance by the Company of this Agreement
and  the  Option   Agreements  and  the  consummation  by  the  Company  of  the transactions contemplated hereby and thereby do not and will not, assuming compliance with the matters referred to in Sections 3.2 and 3.3, (a) contravene or conflict with the certificate of incorporation or by-laws of the Company, (b) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company or any of its Subsidiaries, (c) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company or any of its Subsidiaries or to a loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any agreement, contract or other instrument binding upon the Company or any of its Subsidiaries or any license, franchise, permit or other similar authorization held by the Company or any of its Subsidiaries, or (d) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, except for such contraventions, conflicts or violations referred to in clause (b) or defaults, rights of termination, cancellation or acceleration, or losses or Liens referred to in clause (c) or (d) that would not, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on the Company. For purposes of this Agreement, "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset other than any such mortgage, lien, pledge, charge, security interest or encumbrance (i) for Taxes (as defined in Section 3.13) not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on the Parent Balance Sheet or the Company Balance Sheet, as the case may be) or (ii) which is a carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like lien arising in the ordinary course of business. Neither the Company nor any Subsidiary of the Company, nor to the knowledge of the Company, neither Joint Venture (as defined in Section 3.23 herein) nor any of its Subsidiaries, is a party to any agreement that expressly limits the ability of the Company or any Subsidiary of the Company, or would limit Parent or any Subsidiary of Parent after the Effective Time, to compete in or conduct any line of business or compete with any Person or in any geographic area or during any period of time except to the extent that any such limitation, individually or in the aggregate, would not have, or be reasonably likely to have, a Material Adverse Effect on the Company.

         SECTION 3.5 Capitalization.
                     --------------
     The authorized capital stock of the Company consists of 850,000,000 shares of Company Common Stock and 30,000,000 shares of preferred stock, par value $1.00 per share (of which 3,000,000 are designated Series D Junior Participating Preferred Stock, 300 are designated Market Auction Preferred Shares, Series G-1 through G-300, 300 are designated Market Auction Preferred Shares, Series H-1 through H-300, 300 are designated Market Auction Preferred Shares, Series I-1 through I-300 and 300 are designated Market Auction Preferred Shares, Series J-1 through J-300, and the remaining shares of such preferred stock are not subject to any designation). As of the close of business on September 30, 2000, there were outstanding, (i) 550,182,530 shares of Company Common Stock, including 9,200,000 Rabbi Trust Shares, (ii) no shares of Series D Junior Participating Preferred Stock (all of which are reserved for issuance in accordance with the Amended Rights Agreement (the "Company Rights Agreement"), dated as of March 16, 1989, by and between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, as amended April 28, 1998, pursuant to which the Company has issued rights to purchase Series D Junior Participating Preferred Stock ("Company Rights")), and (iii) 300 shares of Market Auction Preferred Shares, Series G-1 through G-300, 300 shares of Market Auction Preferred Shares, Series H-1 through H-300, 300 shares of Market Auction Preferred Shares, Series I-1 through I-300, 300 shares of Market Auction Preferred Shares, Series J-1 through J-300 (collectively, the "Market Auction Preferred Stock") and no other shares of capital stock or other voting securities of the Company were then outstanding. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. As of September 30, 2000, there were outstanding (i) Company Awards (other than shares of restricted stock or other awards included in the number of shares of Company Common Stock outstanding set forth above) with respect to 2,558,307 shares of Company Common Stock and (ii) Company Stock Options to purchase 13,683,804 shares of Company Common Stock. Except as set forth in this Section 3.5 and except for changes since the close of business on September 30, 2000 resulting from the exercise of employee stock options outstanding on such date, or options or other stock-based awards granted or other securities issued as permitted by
Section 5.1, there are outstanding (a) no shares of capital stock or other voting securities of the Company, (b) no Company Awards, and (c) except for the Company Rights, and the option granted pursuant to the Company Option Agreement,
(i) no options, warrants or other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, and (ii) no preemptive or similar rights, subscription or other rights, convertible securities, agreements, arrangements or commitments of any character, relating to the capital stock of the Company, obligating the Company to issue, transfer or sell any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company or obligating the Company to grant, extend or enter into any such option, warrant, subscription or other right, convertible security, agreement, arrangement or commitment (the items in clauses 3.5(a), 3.5(b) and 3.5(c) being referred to collectively as the "Company Securities"). Except as required by the terms of any series of the Market Auction Preferred Stock or any Company Stock Options or as permitted by Section 5.1(e), there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities.

         SECTION 3.6  Subsidiaries.
                      ------------

         (a) Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except for those the absence of which would not, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on the Company. For purposes of this Agreement, the word "Subsidiary" when used with respect to any Person means any other Person, whether incorporated or unincorporated, of which (i) more than fifty percent of the securities or other ownership interests or (ii) securities or other interests having by their terms ordinary voting power to elect more than fifty percent of the board of directors or others performing similar functions with respect to such corporation or other organization, is directly owned or controlled by such Person or by any one or more of its subsidiaries. Each Subsidiary of the Company is duly qualified to do business and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on the Company. All "significant subsidiaries," as such term is defined in Section 1-02 of Regulation S-X under the Exchange Act (each, a "Significant Subsidiary") of the Company and their respective jurisdictions of incorporation are identified in Section 3.6(a) of the Company Disclosure Schedule.

         (b) Except for directors' qualifying shares and except as set forth in the Company 10-K, all of the outstanding capital stock of, or other ownership interests in, each Significant Subsidiary of the Company is owned by the Company, directly or indirectly, free and clear of any material Lien and free of any other material limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). There are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Significant Subsidiary of the Company or (ii) options, warrants or other rights to acquire from the Company or any of its Significant Subsidiaries any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any Significant Subsidiary of the Company, and no
preemptive or similar rights, subscription or other rights, convertible securities, agreements, arrangements or commitments of any character, relating to the capital stock of any Significant Subsidiary of the Company, obligating the Company or any of its Significant Subsidiaries to issue, transfer or sell, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any Significant Subsidiary of the Company or obligating the Company or any Significant Subsidiary of the Company to grant, extend or enter into any such option, warrant, subscription or other right, convertible security, agreement, arrangement or commitment (the items in clauses 3.6(b)(i) and 3.6(b)(ii) being referred to collectively as the "Company Subsidiary Securities"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding Company Subsidiary Securities. As of the date hereof, the Company indirectly owns a 44% limited liability company interest in Equilon Enterprises LLC and a 30.6% limited liability company interest in Motiva Enterprises LLC.

         SECTION 3.7  Commission Filings.
                      ------------------

         (a) The Company has made available to Parent (i) its annual reports on Form 10-K for its fiscal years ended December 31, 1997, 1998 and 1999, (ii) its quarterly reports on Form 10-Q for its fiscal quarters ended after December 31, 1999, (iii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of the Company held since December 31, 1999, and (iv) all of its other reports, statements, schedules and registration statements filed with the Commission since December 31, 1999 (the documents referred to in this Section 3.7(a) being referred to collectively as the "Company Commission Documents"). The Company's annual report on Form 10-K for its fiscal year ended December 31, 1999 is referred to herein as the "Company 10-K".

         (b) As of its filing date, each Company Commission Document complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act.

         (c) As of its filing date, each Company Commission Document filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         (d) Each registration statement, as amended or supplemented, if applicable, filed by the Company since January 1, 1997 pursuant to the Securities Act as of the date such statement or amendment became effective did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         SECTION 3.8 Financial  Statements.
                     ---------------------
     The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company (including any related notes and schedules) included in its annual reports on Form 10-K and the quarterly reports on Form 10-Q referred to in Section 3.7 present fairly, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and their cash flows for the periods then ended (subject to normal year-end adjustments and the absence of notes in the case of any unaudited interim financial statements), in each case in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto). For purposes of this Agreement, "Company Balance Sheet" means the consolidated balance sheet of the Company as of December 31, 1999 set forth in the Company 10-K and "Company Balance Sheet Date" means December 31, 1999.

         SECTION 3.9  Disclosure Documents.
                      --------------------

         (a) Neither the proxy statement of the Company (the "Company Proxy Statement") to be filed with the Commission in connection with the Merger, nor any amendment or supplement thereto, will, at the date the Company Proxy Statement or any such amendment or supplement is first mailed to stockholders of the Company or at the time such stockholders vote on the adoption and approval of this Agreement and the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company Proxy Statement, including all amendments or supplements, will, when filed, comply as to form in all material respects with the requirements of the Exchange Act. No representation or warranty is made by the Company in this Section 3.9 with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Subsidiary for inclusion or incorporation by reference in the Company Proxy Statement.

         (b) None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Parent Proxy Statement (as defined in Section 4.9) or in the Form S-4 (as defined in Section 4.9) or any amendment or supplement thereto will, at the time the Parent Proxy Statement or any such supplement or amendment thereto is first mailed to the stockholders of Parent or at the time such stockholders vote on the matters constituting the Parent Stockholder Approvals (as defined in Section 4.2) or at the time the Form S-4 or any such amendment or supplement becomes effective under the Securities Act or at the Effective Time, as the case may be, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION  3.10  Absence of Certain  Changes.
                        ---------------------------
     Except as disclosed in the Company Commission Documents filed prior to the date of this Agreement, or except as is not prohibited after the date hereof by
Section 5.1 (or as is otherwise permitted by Section 5.1), since the Company Balance Sheet Date, the Company and its Subsidiaries have conducted their business in the ordinary course, consistent with past practice, and there has not been:

         (a) any event, occurrence or development of a state of circumstances or facts which, individually or in the aggregate, has had, or would be reasonably likely to have, a Material Adverse Effect on the Company;

         (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company (other than (i) regular quarterly cash dividends payable by the Company (x) consistent with past practice (including periodic dividend increases consistent with past practice) and (y) that are not special dividends, or (ii) required dividends on the Market Auction Preferred Stock), or any repurchase, redemption or other acquisition by the Company or any of its wholly owned Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its Significant Subsidiaries (other than any such repurchases prior to the date hereof pursuant to the Company's publicly announced stock buyback program or, after the date hereof, as permitted under Section 5.1(e) or Section 5.3 or pursuant to the terms of Company Stock Options and Company Awards, in each case subject to Section 7.4);

         (c) any amendment of any material term of any outstanding security of the Company or any of its Significant Subsidiaries;

         (d) any transaction or commitment made, or any contract, agreement or settlement entered into, by (or judgment, order or decree affecting) the Company or any of its Subsidiaries relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company or any of its Subsidiaries of any contract or other right, in either case, material to the Company and its Subsidiaries taken as a whole, other than transactions, commitments, contracts, agreements or settlements (including without limitation settlements of litigation and tax proceedings) in the ordinary course of business consistent with past practice, those contemplated by this Agreement, or as agreed to in writing by Parent;

         (e) any change in any method of accounting or accounting practice (other than any change for tax purposes) by the Company or any of its Subsidiaries, except for any such change which is not material or which is required by reason of a concurrent change in GAAP;

         (f) any (i) grant of any severance or termination pay to (or amendment to any such existing arrangement with) any director, officer or employee of the Company or any of its Subsidiaries, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any of its Subsidiaries, (iii) increase in benefits payable under any existing severance or termination pay policies or (iv) increase in (or amendments to the terms of) compensation, bonus or other benefits payable to directors, officers or employees of the Company or any of its Subsidiaries, other than, in each case
(x) in the ordinary course of business consistent with past practice, (y) as permitted by this Agreement, or (z) required by applicable law; or

         (g) any (i) Tax election made or changed, (ii) audit settled, or (iii) amended Tax return filed, in each case, that is reasonably likely to result in a Tax liability material to the Company and its Subsidiaries, taken as a whole.

         SECTION  3.11  No  Undisclosed  Material  Liabilities.
                        --------------------------------------
     There are no liabilities of the Company or any Subsidiary of the Company of
any  kind  whatsoever,   whether  accrued,  contingent,   absolute,  determined,
determinable or otherwise, other than:

         (a) liabilities disclosed or provided for in the Company Balance Sheet or in the notes thereto;

         (b) liabilities which, individually or in the aggregate, would not have, or be reasonably likely to have, a Material Adverse Effect on the Company;

         (c) liabilities disclosed in the Company Commission Documents filed prior to the date of this Agreement; and

         (d)      liabilities under this Agreement.

         SECTION 3.12 Litigation.
                      ----------
     Except as disclosed in the Company Commission Documents filed prior to the date of this Agreement, there is no action, suit, investigation or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of its Subsidiaries or any of their respective properties or any of their respective officers or directors before any court or arbitrator or any governmental body, agency or official except as would not, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on the Company.

         SECTION 3.13  Taxes.
                       -----

         (a) Except as set forth in the Company Balance Sheet (including the notes thereto) and except as would not, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on the Company, (i) all Company Tax Returns required to be filed with any taxing authority by, or with respect to, the Company and its Subsidiaries have been filed in accordance with all applicable laws; (ii) the Company and its Subsidiaries have timely paid all Taxes shown as due and payable on the Company Tax Returns that have been so filed, and, as of the time of filing, the Company Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of the Company and its Subsidiaries (other than Taxes which are being contested in good faith and for which adequate reserves are reflected on the Company Balance Sheet); (iii) the Company and its Subsidiaries have made provision for all Taxes payable by the Company and its Subsidiaries for which no Company Tax Return has yet been filed; (iv) the charges, accruals and reserves for Taxes with respect to the Company and its Subsidiaries reflected on the Company Balance Sheet are adequate under GAAP to cover the Tax liabilities accruing through the date thereof; (v) there is no action, suit, proceeding, audit or claim now proposed or pending against or with respect to the Company or any of its Subsidiaries in respect of any Tax where there is a reasonable possibility of an adverse determination; and (vi) to the best of the Company's knowledge and belief, neither the Company nor any of its Subsidiaries is liable for any Tax imposed on any entity other than such Person, except as the result of the application of Treas. Reg. section 1.1502-6 (and any comparable provision of the tax laws of any state, local or foreign jurisdiction) to the affiliated group of which the Company is the common parent. For purposes of this Agreement, "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, excise, stamp, real or personal property, ad valorem, withholding, social security (or similar), unemployment, occupation, use, production, service, service use, license, net worth, payroll, franchise, severance, transfer, recording, employment, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, profits, disability, sales, registration, value added, alternative or add-on minimum, estimated or other taxes, assessments or charges imposed by any federal, state, local or foreign governmental entity and any interest, penalties, or additions to tax attributable thereto. For purposes of this Agreement, "Tax Returns" shall mean any return, report, form or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

         (b) Neither the Company nor any Company Subsidiary has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying or intended to qualify for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

         SECTION 3.14 Employee Benefit Plans.
                      -----------------------
         (a) The Company has provided Parent with a list (set forth in Section 3.14(a) of the Company Disclosure Schedule) identifying each material "employee benefit plan", as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), each material employment, severance or similar contract, plan, arrangement or policy applicable to any director, former director, employee or former employee of the Company and each material plan or arrangement (written or oral), providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to by the Company or any Subsidiary and covers any employee or director or former employee or director of the Company or any Subsidiary, or under which the Company has any liability; provided however, that such list need not include any Company Benefit Plan that constitutes a Foreign Company Benefit Plan (as defined below). The material plans, agreements or arrangements of the Company and its Subsidiaries referred to in the first sentence of this paragraph (a) (excluding any such plan that is a "multiemployer plan", as defined in section 3(37) of ERISA, but including Foreign Company
Benefit Plans) are referred to collectively herein as the "Company Benefit Plans." "Foreign Company Benefit Plan" means any Company Benefit Plan of the Company or any of its Subsidiaries that is governed by the laws of any jurisdiction other than the United States. To the extent practicable, the Company shall provide and deliver to Parent a list of Foreign Company Benefit Plans as soon as practicable.

         (b) Each Company Benefit Plan has been established and maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations (including but not limited to, to the extent applicable, ERISA and the Code) which are applicable to such Plan, except where failure to so comply would not, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on the Company.

         (c) Neither the Company nor any affiliate of the Company has incurred a liability under Title IV of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any affiliate of the Company of incurring any such liability other than liability for premiums due the Pension Benefit Guaranty Corporation (which premiums have been paid when due).

         (d) Each Company  Benefit Plan which is intended to be qualified  under section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from federal income tax pursuant to section 501(a) of the Code and, to the knowledge of the Company, no circumstances exist which will adversely affect such qualification or exemption.

         (e) Section 3.14(e) of the Company Disclosure Schedule sets forth (a) with respect to directors and officers of the Company as a group, the aggregate amount of all severance and similar benefits, including enhanced or accelerated benefits, to which such officers and directors will become entitled (including any acceleration of vesting or lapse of repurchase rights or obligations with respect to any Company Stock Option Plans or other benefit under any compensation plan or arrangement of the Company), and (b) the aggregate amount of all severance and similar benefits, including enhanced or accelerated benefits, payable in cash or stock to which all other United States payroll employees of the Company and its Subsidiaries (the "Company U.S. Employees") will become entitled, in each case, (i) solely as a result of obtaining the Company Stockholder Approval or the transactions contemplated hereby and (ii) if a "second" trigger, including, but not limited to, a termination for "good reason" or without "cause," is applicable, assuming it has occurred (collectively, (i) and (ii) are hereinafter defined as the "Benefit Triggers"). With regard to employees of the Company and its Subsidiaries other than the Company U.S. Employees (the "Company Non-U.S. Employees"), there are severance pay plans (some legally mandated and others Company designed) in many countries around the world which provide severance payments in the event of termination. To the knowledge of the Company, there are no severance agreements with respect to the Company Non-U.S. Employees which provide enhanced severance on account of a change in control which would be triggered by the transactions contemplated hereby. The Company Disclosure Schedule sets forth the aggregate amounts for the Retirement Plan which will become vested upon a Change of Control. This amount is based on the 1999 Actuarial Reports. In addition, the comparable amounts for Supplement #1 and Supplement #3, calculated as of July 2000, are also disclosed. To the Company's knowledge, there are no other retirement plans which require accelerated vesting solely due to the transactions contemplated hereunder.

         (f) Except as reflected in the Company Commission Documents filed prior to the date hereof, no Company Benefit Plan provides post-retirement health and medical, life or other insurance benefits for retired employees of the Company or any of its Subsidiaries.

         (g) There has been no amendment to, written interpretation or announcement (whether or not written) by the Company or any of its Subsidiaries relating to, or change in, employee participation or coverage under, any Company Benefit Plan (other than a Foreign Company Benefit Plan) which would increase materially the expense of maintaining such

Company Benefit Plan above the level of the expense incurred in respect thereof for the 12 months ended on the Company Balance Sheet Date.

         (h) The Company and its Subsidiaries are in compliance in all material respects with all applicable material federal, state and local laws, rules and regulations respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, including all civil rights and anti-discrimination laws, rules and regulations (collectively, "Anti-Discrimination Laws"), and no material work stoppage or slowdown or labor strike against the Company or any of its Subsidiaries is pending or threatened, nor is the Company or any of its Subsidiaries involved in or threatened with labor disputes, grievances, or litigation relating to labor matters, including with respect to Anti-Discrimination Laws, involving classes or alleged classes of persons.

         SECTION 3.15 Compliance  with Laws.
                      ---------------------
     Neither the Company nor any of its Subsidiaries is in violation of, or has since January 1, 1998 violated, any applicable provisions of any laws, statutes, ordinances or regulations except for any violations that, individually or in the aggregate, would not have, or be reasonably likely to have, a Material Adverse Effect on the Company.

         SECTION 3.16 Finders' or Advisors' Fees.
                      --------------------------
     Except for Credit Suisse First Boston Corporation and Morgan Stanley & Co. Incorporated, copies of whose engagement agreements have been provided to Parent, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

         SECTION 3.17  Environmental Matters.
                       ---------------------

         (a) Except as set forth in the Company Commission Documents filed prior to the date hereof and with such exceptions as, individually or in the aggregate, would not have, or be reasonably likely to have, a Material Adverse Effect on the Company, (i) no notice, notification, demand, request for information, citation, summons, complaint or order has been received by, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of the Company or any of its Subsidiaries, threatened by any Person against, the Company or any of its Subsidiaries, and no penalty has been assessed against the Company or any of its Subsidiaries, in each case, with respect to any matters relating to or arising out of any Environmental Law; (ii) the Company and its Subsidiaries are and have been in compliance with all Environmental Laws; (iii) there are no liabilities of or relating to the Company or any of its Subsidiaries relating to or arising out of any Environmental Law of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability; and (iv) there has been no environmental investigation, study, audit, test, review or other analysis conducted of which the Company has knowledge in relation to any current or prior business of the Company or any of its Subsidiaries or any property or facility now or previously owned, leased or operated by the Company or any of its Subsidiaries which has not been delivered to

Parent prior to the date hereof.

         (b) For  purposes  of this  Section  3.17 and  Section  4.17,  the term
"Environmental Laws" means federal, state, local and foreign statutes, laws (including, without limitation, common law), judicial decisions, regulations, ordinances, rules, judgments, orders, codes, injunctions, permits, governmental agreements or governmental restrictions relating to human health and safety, the environment or to pollutants, contaminants, wastes, or chemicals.

         SECTION 3.18 Opinion of Financial Advisor.
                      ----------------------------
     The Company has received the opinion of Credit Suisse First Boston Corporation to the effect that, as of the date of such opinion, the Exchange Ratio is fair from a financial point of view to the holders of shares of Company Common Stock, and as of the date hereof such opinion has not been withdrawn.

         SECTION 3.19 Pooling; Tax Treatment.
                      -----------------------

         (a) The Company intends that the Merger be accounted for under the "pooling of interests" method under the requirements of Opinion No. 16 (Business Combinations) of the Accounting Principles Board of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, and the rules and regulations of the Commission.

         (b) Neither the Company nor any of its affiliates has taken or agreed to take any action or is aware of any fact or circumstance with respect to the Company that would prevent the Merger from qualifying (i) for "pooling of interests" accounting treatment as described in (a) above or (ii) as a reorganization within the meaning of Section 368 of the Code (a "368 Reorganization").

         (c) Immediately after the execution of this Agreement, the Company will terminate all stock repurchase programs (provided that the Company shall be permitted to effect the redemption contemplated by Section 5.3).

         SECTION  3.20  Pooling  Letter.
                        ---------------
     The Company has received a letter from Arthur Andersen LLP dated as of October 15, 2000 and addressed to the Company, a copy of which has been delivered to Parent, stating that Arthur Andersen LLP concurs with the Company management's conclusion that, as of October 15, 2000, the Company is eligible to participate in a transaction accounted for as a "pooling of interests" under Opinion 16 (Business Combination) of the Accounting Principles Board of the American Institute of Certified Public Accountants and the rules and regulations of the Commission.

         SECTION 3.21 Takeover  Statutes.
                      ------------------
     The Board of Directors of the Company has taken the necessary action to render section 203 of the Delaware Law, any other potentially applicable antitakeover or similar statute or regulation and the supermajority voting provisions of Article XIII of the Company's certificate of incorporation and
Article VII of the Company's by-laws inapplicable to this Agreement and the Company Option Agreement and the transactions contemplated hereby and thereby.

         SECTION 3.22  Stockholder  Rights  Plan.
                       -------------------------
     The Board of Directors of the Company has resolved to, and the Company promptly after execution of this Agreement will, take all action necessary to render the rights issued pursuant to the terms of the Company Rights Agreement inapplicable to the Merger, this Agreement, the Company Option Agreement and the other transactions contemplated hereby and thereby.

         SECTION 3.23 Joint  Ventures.
                      ---------------
     To the knowledge of the Company, the audited consolidated financial statements of each of Equilon Enterprises LLC and Motiva Enterprises LLC (the "Joint Ventures") for the years ended and at December 31, 1999 and 1998 (including the notes thereto) previously furnished by the Company to Parent present fairly, in all material respects, the consolidated financial position of the applicable Joint Venture as of the dates thereof and the consolidated results of operations and their cash flows for the periods then ended, in each case in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto). To the knowledge of the Company, neither Joint Venture nor any of its Subsidiaries is subject to any liabilities of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than: (a) liabilities disclosed or provided for in the respective consolidated balance sheets at December 31, 1999 of the applicable Joint Venture included in the audited consolidated financial statements referred to above, (b) liabilities which, individually or in the aggregate, would not have, or be reasonably likely to have, a Material Adverse Effect on the Company, and (c) liabilities disclosed in the Company Commission Documents filed prior to the date of this Agreement. To the knowledge of the Company, since December 31, 1999, the Joint Ventures have conducted their respective businesses in the ordinary course.



                                    ARTICLE 4
                                    ---------

               REPRESENTATIONS, WARRANTIES AND COVENANTS OF PARENT
               ---------------------------------------------------

         Parent represents and warrants to the Company that (except as set forth in the disclosure schedules delivered by Parent to the Company simultaneously with the execution of this Agreement (the "Parent Disclosure Schedules")):

         SECTION 4.1 Corporate  Existence  and Power.
                     -------------------------------
     Each of Parent and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except for those the absence of which would not, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on Parent. Parent is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on Parent. Since the date of its incorporation, Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement. Parent has heretofore delivered to the Company true and complete copies of Parent's and Merger Subsidiary's certificate of incorporation and by-laws as currently in effect.

         SECTION 4.2  Corporate Authorization.
                      -----------------------

         (a) The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement, and by Parent of the Option Agreements, and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby and thereby are within the corporate powers of Parent and Merger Subsidiary and have been duly authorized by all necessary corporate action, except for the required approval of Parent's stockholders of (i) the Name Change Amendment (the "Name Change Amendment Approval") and (ii) the issuance of Parent Common Stock (the "Common Stock Issuance") in accordance with the rules and regulations of the NYSE (the "Common Stock Issuance Approval", together with the Name Change Amendment Approval, the "Parent Stockholder Approvals")) in each case, in connection with the Merger. The affirmative vote of holders of at least a majority of the outstanding shares of Parent Common Stock in favor of the Name Change Amendment is the only vote of the holders of any of the Parent's capital stock necessary in connection with obtaining the Name Change Amendment. The affirmative vote in favor of the Common Stock Issuance of a majority of the votes cast with respect to the Common Stock Issuance by the holders of Parent Common Stock (provided that the total number of the votes cast in favor of or against the Common Stock Issuance represents at least a majority of the outstanding shares of Parent Common Stock) is the only vote of the holders of any of Parent's capital stock necessary in connection with obtaining the Common Stock Issuance Approval. Assuming due authorization, execution and delivery of this Agreement and the Option Agreements by the Company, this Agreement constitutes a valid and binding agreement of each of Parent and Merger Subsidiary and each Option Agreement constitutes a valid and binding agreement of Parent, in each case enforceable against such party in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The shares of Parent Common Stock issued pursuant to the Merger, when issued in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

         (b) Parent's Board of Directors, at a meeting duly called and held on or prior to the date hereof, has (i) determined that this Agreement and the
Option Agreements and the transactions contemplated hereby and thereby (including the Merger) are fair to and in the best interests of Parent's stockholders (and, in the case of the Name Change Amendment, declaring its advisability), (ii) approved this Agreement and the Option Agreements and the transactions contemplated hereby and thereby (including the Merger and the Common Stock Issuance), and (iii) resolved (subject to Section 6.4) to recommend approval by Parent's stockholders of the matters constituting the Parent Stockholder Approvals.

         SECTION 4.3  Governmental  Authorization.
                      ---------------------------
     The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement, and by Parent of the Option Agreements, and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby and thereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (a) the filing of a certificate of merger and a certificate of amendment to Parent's certificate of incorporation, in each case in accordance with Delaware Law, (b) compliance with any applicable requirements of the HSR Act, (c) compliance with any applicable requirements of the EC Merger Regulation, (d) compliance with any applicable requirements of laws, rules and regulations in other foreign jurisdictions governing antitrust or merger control matters, (e) compliance with any applicable requirements of the Exchange Act, (f) compliance with any applicable requirements of the Securities Act and (g) other actions or filings which if not taken or made would not, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on Parent or prevent or materially delay Parent's and Merger Subsidiary's consummation of the Merger.

         SECTION 4.4 Non-Contravention.
                     -----------------
     The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement, and by Parent of the Option Agreements, and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby and thereby do not and will not, assuming compliance with the matters referred to in
Sections 4.2 and 4.3, (a) contravene or conflict with the certificate of incorporation or by-laws of Parent or Merger Subsidiary, (b) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Parent or any of its Subsidiaries, (c) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Parent or any of its Subsidiaries or to a loss of any benefit to which Parent or any of its Subsidiaries is entitled under any provision of any agreement, contract or other instrument binding upon Parent or any of its Subsidiaries or any license, franchise, permit or other similar authorization held by Parent or any of its Subsidiaries or (d) result in the creation or imposition of any Lien on any asset of Parent or any of its Subsidiaries, except for such contraventions, conflicts or violations referred to in clause (b) or defaults, rights of termination, cancellation or acceleration, or losses or Liens referred to in clause (c) or (d) that would not, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on Parent. Neither Parent nor any Subsidiary of Parent is a party to any agreement that expressly limits the ability of Parent or any Subsidiary of Parent to compete in or conduct any line of business or compete with any Person or in any geographic area or during any period of time except to the extent that any such limitation, individually or in the aggregate, would not have, or be reasonably likely to have, a Material Adverse Effect on Parent.

         SECTION 4.5  Capitalization.
                      --------------
     The authorized capital stock of Parent consists of 2,000,000,000 shares of Parent Common Stock, and 100,000,000 shares of preferred stock, par value $1.00 per share (of which 5,000,000 are designated Series A Participating Preferred Stock, and the remaining shares of such preferred stock are not subject to any designation). As of the close of business on September 30, 2000, there were outstanding 642,411,517 shares of Parent Common Stock, no shares of Series A Participating Preferred Stock (all of which are reserved for issuance in accordance with the Parent Rights Agreement pursuant to which Parent has issued Parent Rights), and no other shares of capital stock or other voting securities of Parent. All outstanding shares of capital stock of Parent have been duly authorized and validly issued and are fully paid and nonassessable. As of September 30, 2000, there were outstanding (i) options to purchase 11,320,461 shares of Parent Common Stock and (ii) other stock-based awards (other than shares of restricted stock or other equity-based awards included in the number of shares of Parent Common Stock outstanding set forth above) with respect to 1,475,291 shares of Parent Common Stock. Except as set forth in this Section 4.5 and except for changes since the close of business on September 30, 2000 resulting from the exercise of employee stock options outstanding on such date or options or other stock-based awards granted or securities issued as permitted by Section 6.1 and except for the shares to be issued in connection with the Merger, there are outstanding (a) no shares of capital stock or other voting securities of Parent, and (b) except for securities issuable pursuant to compensation plans or arrangements, including options issued pursuant to Parent stock option plans and performance units of Parent convertible into Parent Common Stock and the option granted pursuant to the Parent Option Agreement, (i) no options, warrants or other rights to acquire from Parent any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent, and (ii) no preemptive or similar rights, subscription or other rights, convertible securities, agreements, arrangements, or commitments of any character, relating to the capital stock of Parent, obligating Parent to issue, transfer or sell any capital stock, voting security or securities convertible into or exchangeable for capital stock or voting securities of Parent or obligating Parent to grant, extend or enter into any such option, warrant, subscription or other right, convertible security, agreement, arrangement or commitment (the items in clauses 4.5(a), 4.5(b) and 4.5(c) being referred to collectively as the "Parent Securities"). Except as required by the terms of any employee or director options or other stock based awards and or as permitted by 6.1(e), there are no outstanding obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Parent Securities.

         SECTION 4.6  Subsidiaries.
                      ------------

         (a) Each Subsidiary of Parent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those the absence of which would not, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on Parent. Each Subsidiary of Parent is duly qualified to do business and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualifications necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on Parent. All Significant Subsidiaries of Parent and their respective jurisdictions of incorporation are identified in Section 4.6(a) of the Parent Disclosure Schedule.

         (b) Except for directors' qualifying shares and except as set forth in the Parent 10-K, all of the outstanding capital stock of, or other ownership interests in, each Significant Subsidiary of Parent is owned by Parent, directly or indirectly, free and clear of any material Lien and free of any other material limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). There are no outstanding (i) securities of Parent or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Significant

Subsidiary of Parent, or (ii) options, warrants or other rights to acquire from Parent or any of its Significant Subsidiaries any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any Significant Subsidiary of Parent, and no preemptive or similar rights, subscriptions or other rights, convertible securities, agreements, arrangements or commitments of any character, relating to the capital stock of any Significant Subsidiary of Parent, obligating Parent or any of its Significant Subsidiaries to issue, transfer or sell, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any Significant Subsidiary of Parent or obligating Parent or any Significant Subsidiary of Parent to grant, extend or enter into any such option, warrant, subscription or other right, convertible security, agreement, arrangement or commitment (items in clauses 4.6(b)(i) and 4.6(b)(ii) being referred to collectively as the "Parent Subsidiary Securities"). There are no outstanding obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding Parent Subsidiary Securities.

         SECTION 4.7  Commission Filings.
                      ------------------

         (a) Parent has made available to the Company (i) its annual reports on Form 10-K for its fiscal years ended December 31, 1997, 1998 and 1999, (ii) its quarterly reports on Form 10-Q for its fiscal quarters ended after December 31, 1999, (iii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of Parent held since December 31, 1999, and (iv) all of its other reports, statements, schedules and registration statements filed with the Commission since December 31, 1999 (the documents referred to in this Section 4.7(a) being referred to collectively as the "Parent Commission Documents"). Parent's annual report on Form 10-K for its fiscal year ended December 31, 1999 is referred to herein as the "Parent 10-K".

         (b) As of its filing date, each Parent Commission Document complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act.

         (c) As of its filing date, each Parent Commission Document filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         (d) Each registration statement, as amended or supplemented, if applicable, filed by Parent since January 1, 1997 pursuant to the Securities Act as of the date such statement or amendment became effective did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         SECTION 4.8 Financial  Statements.
                     ---------------------
     The audited consolidated financial statements and unaudited consolidated interim financial statements of Parent (including any related notes and schedules) included in the annual reports on Form 10-K and the quarterly reports on Form 10-Q referred to in Section 4.7 present fairly, in all material respects, the consolidated financial position of Parent and its Subsidiaries as of the dates thereof and the consolidated results of their operations and their cash flows for the periods then ended (subject to normal year-end adjustments and the absence of notes in the case of any unaudited interim financial statements), in each case in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto). For purposes of this Agreement, "Parent Balance Sheet" means the consolidated balance sheet of Parent as of December 31, 1999 set forth in the Parent 10-K and "Parent Balance Sheet Date" means December 31, 1999.

         SECTION 4.9  Disclosure Documents.
                      --------------------

         (a) The proxy statement of Parent (the "Parent Proxy Statement") to be filed with the Commission in connection with the Merger and the Registration Statement on Form S-4 of Parent (the "Form S-4") to be filed under the Securities Act relating to the issuance of Parent Common Stock in the Merger, and any amendments or supplements thereto, will, when filed, subject to the last sentence of Section 4.9(b), comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

         (b) Neither the Parent Proxy Statement nor any amendment or supplement thereto, will, at the date the Parent Proxy Statement or any such amendment or supplement is first mailed to stockholders of Parent or at the time such stockholders vote on the matters constituting the Parent Stockholder Approval, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Neither the Form S-4 nor any amendment or supplement thereto will at the time it becomes effective under the Securities Act or at the Effective Time contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. No representation or warranty is made by Parent in this Section 4.9 with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference in the Parent Proxy Statement or the Form S-4.

         (c) None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Company Proxy Statement or any amendment or supplement thereto will, at the date the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of Company or at the time such stockholders vote on the adoption and approval of this Agreement and the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION  4.10  Absence of Certain  Changes.
                        ---------------------------
     Except as disclosed in the Parent Commission Documents filed prior to the date of this Agreement, or except as is not prohibited after the date hereof by
Section 6.1 (or as is otherwise permitted by Section 6.1), since the Parent Balance Sheet Date, Parent and its Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been:

         (a) any event, occurrence or development of a state of circumstances or facts which, individually or in the aggregate, has had, or would be reasonably likely to have, a Material Adverse Effect on Parent; or

         (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Parent (other than regular quarterly cash dividends payable by Parent (x) consistent with past practice (including periodic dividend increases consistent with past practice) and (y) that are not special dividends), or any repurchase, redemption or other acquisition by Parent or any of its wholly owned Subsidiaries of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, Parent or any of its Significant Subsidiaries (other than any such repurchases prior to the date hereof pursuant to Parent's publicly announced stock buyback program or, after the date hereof, as permitted under Section 6.1(e), or pursuant to the terms of employee and director stock options); or

         (c) any change prior to the date hereof in any method of accounting or accounting practice (other than any change for tax purposes) by Parent or any of its Subsidiaries, except for any such change which is not material or which is required by reason of a concurrent change in GAAP; or

         (d) any transaction or commitment made, or any contract, agreement or settlement entered into, by (or judgment, order or decree affecting) Parent or any of its Subsidiaries relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by Parent or any of its Subsidiaries of any contract or other right, in either case, material to Parent and its Subsidiaries taken as a whole, other than transactions, commitments, contracts, agreements or settlements (including without limitation settlements of litigation and tax proceedings) in the ordinary course of business consistent with past practice, those contemplated by this Agreement, or as agreed to in writing by the Company;

         (e) any amendment of any material term of any outstanding security of Parent or any of its Significant Subsidiaries; or

         (f) any (i) Tax election made or changed, (ii) audit settled, or (iii) amended Tax return filed, in each case, that is reasonably likely to result in a Tax liability material to Parent and its Subsidiaries, taken as a whole.

         SECTION  4.11  No  Undisclosed  Material  Liabilities.
                        --------------------------------------
     There are no  liabilities  of the Parent or any Subsidiary of the Parent of
any  kind  whatsoever,   whether  accrued,  contingent,   absolute,  determined,
determinable or otherwise, other than:

         (a) liabilities disclosed or provided for in the Parent Balance Sheet or in the notes thereto;

         (b) liabilities which, individually or in the aggregate, would not have, or be reasonably likely to have, a Material Adverse Effect on Parent;

         (c) liabilities disclosed in the Parent Commission Documents filed prior to the date of this Agreement; and

         (d)      liabilities under this Agreement.

         SECTION 4.12 Litigation.
                      ----------
     Except as disclosed in the Parent Commission Documents filed prior to the date of this Agreement, there is no action, suit, investigation or proceeding pending against, or to the knowledge of Parent threatened against or affecting, Parent or any of its Subsidiaries or any of their respective properties or any of their respective officers or directors before any court or arbitrator or any governmental body, agency or official except as would not, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on Parent.

         SECTION  4.13 Taxes.
                       -----
     Except as set forth in the Parent Balance Sheet (including the notes thereto) and except as would not, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on Parent, (i) all Parent Tax Returns required to be filed with any taxing authority by, or with respect to, Parent and its Subsidiaries have been filed in accordance with all applicable laws; (ii) Parent and its Subsidiaries have timely paid all Taxes shown as due and payable on Parent Tax Returns that have been so filed, and, as of the time of filing, the Parent Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of Parent and its Subsidiaries (other than Taxes which are being contested in good faith and for which adequate reserves are reflected on the Parent Balance Sheet); (iii) Parent and its Subsidiaries have made provision for all Taxes payable by Parent and its Subsidiaries for which no Parent Tax Return has yet been filed; (iv) the charges, accruals and reserves for Taxes with respect to Parent and its Subsidiaries reflected on the Parent Balance Sheet are adequate under GAAP to cover the Tax liabilities accruing through the date thereof; (v) there is no action, suit, proceeding, audit or claim now proposed or pending against or with respect to Parent or any of its Subsidiaries in respect of any Tax where there is a reasonable possibility of an adverse determination; and
(vi) to the best of Parent's knowledge and belief, neither Parent nor any of its Subsidiaries is liable for any Tax imposed on any entity other than such Person, except as the result of the application of Treas. Reg. section 1.1502-6 (and any comparable provision of the tax laws of any state, local or foreign jurisdiction) to the affiliated group of which Parent is the common parent.


         SECTION 4.14 Employee Benefit Plans.
                      ----------------------

         (a) Parent has provided the Company with a list (set forth in Section 4.14(c) of the Parent Disclosure) identifying each material "employee benefit plan," as defined in section 3(3) of ERISA, each material management, consulting, non-compete, employment, severance or similar contract, plan, arrangement or policy applicable to any director, former director, employee or former employee of Parent and each material plan, program, policy, agreement or arrangement (written or oral), providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) or other employee benefits of any kind, whether funded or unfunded which is maintained, administered or contributed to by Parent or any Subsidiary and covers any employee or director or former employee or director of Parent, or under which Parent or any Subsidiary has any liability, contingent or otherwise; provided however, that such list need not include any Parent Benefit Plan that constitutes a Foreign Parent Benefit Plan (as defined below). The material plans, agreement or arrangements of the Parent and its Subsidiaries referred to in the first sentence of this paragraph (a) (excluding any such plan that is a "multiemployer plan," as defined in section 3(37) of ERISA, but including Foreign Parent Benefit Plans) are referred to collectively herein as the "Parent Benefit Plans." "Foreign Parent Benefit Plan" means any Parent Benefit Plan of Parent or any of its Subsidiaries that is governed by the laws of any jurisdiction other than the United States. To the extent practicable, Parent shall provide and deliver to the Company a list of Foreign Parent Benefit Plans as soon as practicable.

         (b) Each Parent Benefit Plan has been established and maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations (including but not limited to, to the extent applicable, ERISA and the Code) which are applicable to such Plan, except where failure to so comply would not, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on Parent.

         (c) Neither Parent nor any affiliate of Parent has incurred a liability under Title IV of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to Parent or any affiliate of Parent of incurring any such liability other than liability for premiums due the Pension Benefit Guaranty Corporation (which premiums have been paid when due).

         (d) Each Parent  Benefit Plan which is intended to be  qualified  under section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from federal income tax pursuant to section 501(a) of the Code and, to the knowledge of Parent, no circumstances exist which will adversely affect such qualification or exemption.

         (e) No director, officer or other employee of Parent will become entitled to any severance or similar benefit or enhanced or accelerated benefit solely as a result of obtaining the Parent Stockholder Approval or otherwise as a result of the transactions contemplated hereby.

         (f) Except as reflected in the Parent Commission Documents filed prior to the date hereof, no Parent Benefit Plan provides post-retirement health and medical, life or other insurance benefits for retired employees of Parent or any of its Subsidiaries.

         (g) There has been no amendment to, written interpretation or announcement (whether or not written) by Parent, any Subsidiary or any of its affiliates relating to, or change in employee participation or coverage under, any Parent Benefit Plan (other than a Foreign Parent Benefit Plan) which would increase materially the expense of maintaining such Parent Benefit Plan above the level of the expense incurred in respect thereof for the 12 months ended on the Parent Balance Sheet Date.

         (h) Parent and its Subsidiaries are in compliance in all material respects with all applicable material federal, state and local laws, rules and regulations respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, including Anti-Discrimination Laws, and no material work stoppage or slowdown or labor strike against Parent or any of its Subsidiaries is pending or threatened, nor is Parent or any of its Subsidiaries involved in or threatened with labor disputes, grievances or litigation relating to labor matters involving any employees, including with respect to Anti-Discrimination Laws, involving classes or alleged classes of persons.

         SECTION  4.15  Compliance  with  Laws.
                        ----------------------
     Neither Parent nor any of its Subsidiaries is in violation of, or has since January 1, 1998 violated, any applicable provisions of any laws, statutes, ordinances or regulations except for any violations that, individually or in the aggregate, would not have, or be reasonably likely to have, a Material Adverse Effect on Parent.

         SECTION 4.16  Finders' or Advisors'  Fees.
                       ---------------------------
     Except for Lehman Brothers Inc., whose fees will be paid by Parent, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Parent or any of its Subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

         SECTION 4.17 Environmental  Matters.
                      ----------------------

     Except as set forth in the Parent Commission Documents filed prior to the date hereof and with such exceptions as, individually or in the aggregate, would not have, or be reasonably likely to have, a Material Adverse Effect on Parent,
(i) no notice, notification, demand, request for information, citation, summons, complaint or order has been received by, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of Parent or any of its Subsidiaries, threatened by any Person against, Parent or any of its Subsidiaries, and no penalty has been assessed against Parent or any of its Subsidiaries, in each case, with respect to any matters relating to or arising out of any Environmental Law; (ii) Parent and its Subsidiaries are and have been in compliance with all Environmental Laws; (iii) there are no liabilities of or relating to Parent or any of its Subsidiaries relating to or arising out of any Environmental Law of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability; and (iv) there has been no environmental investigation, study, audit, test, review or other analysis conducted of which Parent has knowledge in relation to any current or prior business of Parent or any of its Subsidiaries or any property or facility now or previously owned, leased or operated by Parent or any of its Subsidiaries which has not been delivered to the Company prior to the date hereof.

         SECTION  4.18  Opinion of  Financial  Advisor.
                        ------------------------------
     Parent has received the opinion of Lehman Brothers Inc. to the effect that, as of the date of such opinion, the exchange ratio to be paid by Parent in the Merger is fair, from a financial point of view, to Parent, and, as of the date hereof, such opinion has not been withdrawn.

         SECTION 4.19 Pooling; Tax Treatment.
                      ----------------------

         (a) Parent intends that the Merger be accounted for as a "pooling of interests" as described in Section 3.19(a).

         (b) Neither Parent nor any of its affiliates has taken or agreed to take any action or is aware of any fact or circumstance that would prevent the Merger from qualifying
(i) for "pooling of interests" accounting treatment as described in Section 3.19(a) or (ii) as a 368 Reorganization.

         (c) Immediately after execution of this Agreement, Parent will terminate all stock repurchase programs.

         SECTION  4.20  Pooling  Letter.
                        ---------------

     Parent has received a letter from PricewaterhouseCoopers LLP dated as of October 15, 2000 and addressed to Parent, a copy of which has been delivered to the Company, stating that based on the information furnished to PricewaterhouseCoopers LLP in the related certificate of Parent's management and based on the letter from Arthur Andersen LLP referenced in Section 3.20, PricewaterhouseCoopers LLP concurs with Parent management's conclusion that, as of October 15, 2000, no conditions exist that would preclude Parent's accounting for the Merger as a pooling of interests, and such letter has not been withdrawn or modified in any material respect as of the date hereof.

         SECTION 4.21  Takeover  Statutes.
                       ------------------

     The Board of Directors of Parent has (i) taken the necessary action to render section 203 of the Delaware Law and any other potentially applicable antitakeover or similar statute or regulation inapplicable to this Agreement and the Parent Option Agreement and the transactions contemplated hereby and thereby and (ii) has resolved to, and promptly after the execution of this Agreement will, take the necessary action to render the supermajority voting provisions of
Article VII of Parent's Certificate of Incorporation inapplicable to this Agreement and the Parent Option Agreement and the transactions contemplated hereby and thereby.

         SECTION 4.22 Stockholder  Rights Plan.
                      ------------------------

     The Board of Directors of Parent has resolved to, and Parent promptly after execution of this Agreement will, take all action necessary to render the rights issued pursuant to the terms of the Parent Rights Agreement inapplicable to the Merger, this Agreement, the Parent Option Agreement and the other transactions contemplated hereby and thereby.

                                    ARTICLE 5
                                    ---------
                            COVENANTS OF THE COMPANY
                            ------------------------

         The Company agrees that:

         SECTION 5.1  Conduct of the  Company.
                      -----------------------
     From the date of this Agreement until the Effective Time, the Company and its Subsidiaries shall conduct their business in the ordinary course consistent with past practice and in a manner not representing a new strategic direction for the Company and its Subsidiaries and shall use their reasonable best efforts to preserve intact their business organizations and relationships with third parties. Without limiting the generality of the foregoing, except with the prior written consent of Parent or as contemplated by this Agreement or as set forth in the Company Disclosure Schedule, from the date hereof until the Effective
Time:

         (a) the Company will not, and will not permit any of its Significant Subsidiaries to, adopt or propose any change in its certificate of incorporation or by-laws, except that any Significant Subsidiary may make any changes that would not adversely affect the rights of the Company, Parent or its stockholders under this Agreement, the transactions contemplated by this Agreement, or the rights of holders of Company Common Stock;

         (b) the Company will not, and will not permit any Significant Subsidiary of the Company to, adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization of the Company or any of its Significant Subsidiaries (other than a merger or consolidation between its wholly owned Subsidiaries, and immaterial recapitalizations of Significant Subsidiaries);

         (c) the Company will not, and will not permit any Subsidiary of the Company to, issue, sell, transfer, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class or series of the Company or its Subsidiaries other than (i) issuances pursuant to the exercise of convertible securities outstanding on the date hereof or issuances pursuant to stock based awards or options that are outstanding on the date hereof and are reflected in Section 3.5 or are granted in accordance with clause 5.1(c)(ii), (ii) additional options or stock-based awards to acquire shares of Company Common Stock granted under the terms of any Company Stock Option Plan as in effect on the date hereof in the ordinary course consistent with past practice, (iii) issuances of such securities as consideration in acquisition transactions permitted by Section 5.1(i) and
Section 5.1(l), provided that the aggregate value of all such securities issued pursuant to this clause 5.1(c)(iii) in any period of any twelve consecutive months following the date of this Agreement shall in no event exceed $100 million, and that the value of any securities issued in connection with any acquisition transaction or a series of related acquisition transactions permitted by Section 5.1(i) and Section 5.1(l) shall in no event exceed $25 million (valued, in each case, at the fair market value of such securities as of the date of the agreement to issue such securities) and such securities shall be issued only to the extent consistent with Section 7.4, (iv) transfers or issuances of shares of any Subsidiary of the Company to the Company or any of its wholly-owned Subsidiaries, and (v) where required by applicable law, issuances of director qualifying shares in jurisdictions other than the United States;

         (d) the Company will not, and will not permit any Subsidiary of the Company to, (i) split, combine, subdivide or reclassify its outstanding shares of capital stock, or (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock other than, subject to Section 7.9, (x) regular quarterly cash dividends payable by the Company, or regular periodic cash or other required dividends payable by any Subsidiary of the Company, in each case (1) consistent with past practice (including periodic dividend increases consistent with past practice) and (2) that are not special dividends, unless, in either case, required to be paid under an applicable agreement in effect as of the date of this Agreement,
(y) any required dividends on the Market Auction Preferred Stock or (z) dividends paid by any Subsidiary of the Company to the Company or any wholly owned Subsidiary of the Company;

         (e) the Company will not, and will not permit any Subsidiary of the Company to, redeem, purchase or otherwise acquire directly or indirectly any of the Company's or any Subsidiary's capital stock, except for repurchases, redemptions or acquisitions (x) required by the terms of its capital stock or any securities outstanding on the date hereof or required under Section 5.3, (y) required by or in connection with the respective terms, as of the date hereof, of any Company Stock Option Plan or any dividend reinvestment plan as in effect on the date hereof in the ordinary course of the operations of such plan consistent with past practice and only to the extent consistent with Section 7.4 or (z) effected in the ordinary course consistent with past practice and only to the extent consistent with Section 7.4;

         (f) the Company will not amend the terms (including the terms relating to accelerating the vesting or lapse of repurchase rights or obligations) of any outstanding options to purchase shares of Company Common Stock (which, it is understood, will not limit the administration of the relevant plans in accordance with past practices and interpretations of the Company's Board and the Company's Compensation Committee to the extent consistent with Section 7.4);

         (g) the Company will not, and will not permit any Subsidiary of the Company to, (x) make or commit to make any capital expenditure in 2000 except within the aggregate amount of the capital expenditure budget for 2000 heretofore furnished to Parent (the "Company 2000 Capital Expenditure Budget"),
(y) make or commit to make any capital expenditure in 2001 except within a Company 2001 Permitted Capital Expenditure Budget or (z) make or commit to make any capital expenditure in 2002 except within a Company 2002 Permitted Capital Expenditure Budget. A "Company 2001 Permitted Capital Expenditure Budget" means any capital expenditure budget of the Company for 2001 adopted by the board of directors of the Company in the ordinary course of business so long as the aggregate amount of capital expenditures for 2001 provided for therein does not exceed 120% of the aggregate amount of capital expenditures provided for in the Company 2000 Capital Expenditure Budget. "Company 2002 Permitted Capital Expenditure Budget" means any capital expenditure budget of the Company for 2002 adopted by the board of directors of the Company in the ordinary course of business so long as the aggregate amount of capital expenditures for 2002 provided for therein does not exceed 120% of the aggregate amount of capital expenditures provided for in the Company 2001 Capital Expenditure Budget;

         (h) the Company will not, and will not permit any Subsidiary of the Company to, (1) increase the compensation or benefits of any director, officer or employee, except for normal increases in the ordinary course of business consistent with past practice or as required under applicable law or any existing agreement or commitment, or (2) enter into (or adopt) any employment or severance agreement or arrangement except, with respect to individual non-U.S. payroll employees, in the ordinary course of business consistent with past practice or as required by applicable law;

         (i) the Company will not, and will not permit any of its Subsidiaries to, acquire a material amount of assets or property (as measured with respect to the consolidated assets of the Company and its Subsidiaries taken as a whole) of any other Person, except in the ordinary course of business consistent with past practice;

         (j) except as contemplated by Section 7.1 hereof, the Company will not, and will not permit any of its Subsidiaries to, sell, lease, license, encumber (including by the grant of any option thereon) or otherwise dispose of any material assets or property (as measured with respect to the consolidated assets of the Company and its Subsidiaries taken as a whole) except pursuant to existing contracts or commitments or except in the ordinary course of business consistent with past practice;

         (k) except for any such change which is not material or which is required by reason of a concurrent change in GAAP, the Company will not, and will not permit any Subsidiary of the Company to, change any method of accounting or accounting practice (other than any change for tax purposes) used by it;

         (l) the Company will not, and will not permit any Subsidiary of the Company to, enter into any material joint venture, partnership or other similar arrangement except in the ordinary course of business, and so long as such arrangements do not obligate the Company or any Subsidiary to invest assets or resources, or to assume or incur a liability or loss, in excess of $250 million with respect to any individual mid-stream or downstream (including power) arrangement or $500 million, with respect to any individual upstream arrangement. The terms "downstream", "mid-stream" and "upstream" shall have the meanings commonly assigned to them in the oil and gas industry.

         (m) the Company will not, and will not permit any of its Subsidiaries to, take any action that would make any representation or warranty of the Company hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time;

         (n) the Company will not amend or waive any provisions of any standstill agreement;

         (o) the Company will not (i) make or change any Tax election, (ii) settle any audit or (iii) file any amended Tax Return, in each case, that is reasonably likely to result in a Tax liability material to the Company and its Subsidiaries, taken as a whole;

         (p) the Company will not, and will not permit any of its Subsidiaries to, enter into any agreement that limits (other than in an insignificant manner) the ability of the Company or any Subsidiary of the Company, or would limit (other than in an insignificant manner) the ability of Parent or any Subsidiary of Parent after the Effective Time, to compete in or conduct any line of business or compete with any Person in any geographic area or during any period; and

         (q) the Company will not, and will not permit any of its Subsidiaries to, take any action that would prevent, materially delay or materially impede the consummation of the Merger; and

         (r) the Company will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

         SECTION 5.2 Company Stockholder  Meeting;  Proxy Material.
                     ---------------------------------------------
     Even if the Board of Directors of Parent shall take any action permitted by the third sentence of Section 6.4, at such time at which Parent and the Company determine in their reasonable judgment that, within 60 days, the Condition Satisfaction Time will occur, the Company shall cause a meeting of its stockholders (the "Company Stockholder Meeting") to be duly called and held for the purpose of voting on the approval and adoption of this Agreement and the Merger; provided that the Company shall not hold the Company Stockholder Meeting, and if the Company Stockholder Meeting has been called, the Company shall adjourn the Company Stockholder Meeting, until such time (the "Condition Satisfaction Time") at which, in the reasonable judgment of Parent and the Company, all conditions to the Closing (other than the condition set forth in Section 8.1(a)) have been satisfied or (to the extent legally permissible) waived (by the applicable party) or are then capable of being satisfied, including by placing the Alliance Interests into an irrevocable trust as contemplated by Section 7.1(d)(iii), (assuming that all references to the Closing Date contained in Sections 8.2(a) and 8.3(a) are deemed to be references to the date of the Condition Satisfaction Time). Except as provided in the next sentence, the Board of Directors of the Company shall recommend approval and adoption of this Agreement and the Merger by the Company's stockholders. The Board of Directors of the Company shall be permitted (i) not to recommend to the Company's stockholders that they give the Company Stockholder Approval or (ii) to withdraw or modify in a manner adverse to Parent its recommendation to the Company's stockholders that they give the Company Stockholder Approval, only if
(v) the Company has received a Superior Proposal (defined in Section 7.10), (w) the Board of Directors of the Company determines in its good faith judgment, after receiving the advice of outside legal counsel, that, in light of the Superior Proposal, failure to so withdraw or modify its recommendation would be reasonably likely to be inconsistent with fulfilling its fiduciary duty to stockholders under applicable law, (x) five business days have elapsed following delivery by the Company to Parent of written notice advising Parent that the Board of Directors of the Company has resolved to so withdraw or modify its recommendation, specifying the material terms and conditions of the Superior Proposal and identifying the Person making the Superior Proposal, (y) the Company has given Parent the opportunity to propose revisions to the terms of this Agreement in response to the Superior Proposal and negotiated in good faith with Parent with respect to the proposed revisions, if any, and (z) the Company has complied with its obligations set forth in Section 7.10 in all material respects; provided, however, that in the case of (i) and (ii) above, the Company shall nevertheless submit this Agreement and the Merger to the holders of shares of Company Common Stock for approval at the Company Stockholder Meeting unless this Agreement shall have been terminated in accordance with its terms prior to the date of the Company Stockholder Meeting. In connection with the Company Stockholder Meeting, the Company (i) will prepare and file with the Commission, will use its reasonable best efforts to have cleared by the Commission the Company Proxy Statement and all other materials for the Company Stockholder Meeting, and (ii) will mail to its stockholders the Company Proxy Statement and all other proxy materials for the Company Stockholder Meeting a sufficient time prior to the Company Stockholder Meeting as is necessary to comply with applicable law, including applicable rules and regulations of the Commission,
(iii) will use its reasonable best efforts, subject to the immediately preceding sentence, to obtain the Company Stockholder Approval and (iv) will otherwise comply with all legal requirements applicable to the Company Stockholder Meeting.

         SECTION 5.3 Equity  Conversion.
                     ------------------
     Prior to the Closing Date, the Company shall cause each issued and outstanding share of the Market Auction Preferred Stock to be redeemed for cash (the "Equity Conversion").

         SECTION 5.4 Resignation of Company  Directors.
                     ---------------------------------
     In order to fulfill the requirements of Section 2.6 hereof, the Company shall (i) cause each director of the Company to deliver a written resignation to the Company effective at the Effective Time and (ii) cause the vacancies resulting from such resignations to be filled by persons who are directors of Merger Subsidiary immediately prior to the Effective Time.

                                    ARTICLE 6
                                    ---------
                               COVENANTS OF PARENT
                               -------------------

         Parent agrees that:

         SECTION 6.1 Conduct of Parent.
                     -----------------
     From the date of this Agreement until the Effective Time, Parent and its Subsidiaries shall conduct their business in the ordinary course consistent with past practice and in a manner not representing a new strategic direction for Parent and its Subsidiaries and shall use their reasonable best efforts to preserve intact their business organizations and relationships with third parties. Without limiting the generality of the foregoing, and except with the prior written consent of the Company or as contemplated by this Agreement or as set forth in the Parent Disclosure Schedule, from the date hereof until the Effective Time:

         (a) Parent will not, and will not permit any of its Significant Subsidiaries to, adopt or propose any change in its certificate of incorporation or by-laws, except as contemplated hereby, and except that any Significant Subsidiary may make any changes that would not adversely affect the rights of Parent, the Company or its stockholders under this Agreement, the transactions contemplated by this Agreement, or the rights of holders of Parent Common Stock;

         (b) Parent will not, and will not permit any of its Significant Subsidiaries to, adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization of Parent or any of its Significant Subsidiaries (other than a merger or consolidation between its wholly-owned Subsidiaries, and immaterial recapitalizations of Significant Subsidiaries);

         (c) Parent will not issue, sell, transfer, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class or series of Parent, other than (i) issuances pursuant to the exercise of convertible securities outstanding on the date hereof or issuances pursuant to stock-based awards or options outstanding on the date hereof or that are granted in accordance with clause 6.1(c)(ii),
(ii) additional options or stock-based awards to acquire Parent Common Stock granted under the terms of any employee or director stock option or compensation plan or arrangement of Parent as in effect as of the date hereof in the ordinary course consistent with past practice, (iii) issuances of such securities for any other purpose, provided that the aggregate number of shares of Parent Common Stock issued (which shall include, for purposes of this paragraph (c), the number of shares of Parent Common Stock issuable upon the exercise, conversion or exchange of convertible securities, options, warrants or other similar rights) pursuant to this clause 6.1(c)(iii) in any period of any twelve consecutive months following the date of this Agreement shall in no event exceed more than 2% of the total number of shares of Parent Common Stock outstanding as of the close of business on September 30, 2000 as set forth in Section 4.5 and such shares and securities shall be issued only to the extent consistent with
Section 7.4, and (iv) transfers or issuances of shares of any Subsidiary of Parent to Parent or any of its wholly owned Subsidiaries;

         (d) Parent will not (i) split, combine, subdivide or reclassify its outstanding shares of capital stock or (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock other than, subject to Section 7.9, (a) regular quarterly cash dividends payable by Parent in respect of the shares of Parent Common Stock, or regular periodic cash or other required dividends payable by any Subsidiary of Parent, in each case (x) consistent with past practice (including periodic dividend increases consistent with past practice) and (y) that are not special dividends, unless, in either case, required to be paid under an applicable agreement in effect as of the date of this Agreement, or (b) dividends paid by any Subsidiary of Parent to Parent or any wholly owned Subsidiary of Parent;

         (e) Parent will not, and will not permit any Subsidiary of Parent to, redeem, purchase or otherwise acquire directly or indirectly any of Parent's capital stock, except for repurchases, redemptions or acquisitions (x) required by the terms of capital stock or any securities outstanding on the date hereof,
(y) required by or in connection with the respective terms, as of the date hereof, of any employee stock option plan or compensation plan or arrangement of Parent or any dividend reinvestment plan as in effect as of the date hereof in the ordinary course of operations of such plan consistent with past practice and only to the extent consistent with Section 7.4 or (z) effected in the ordinary course consistent with past practice and only to the extent consistent with
Section 7.4;

         (f) except for any such change which is not significant or which is required by reason of a concurrent change in GAAP, Parent will not, and will not permit any Subsidiary of Parent to, change any method of accounting or accounting practice (other than any change for tax purposes) used by it;

         (g) Parent will not (i) make or change any Tax election, (ii) settle any audit or (iii) file any amended Tax Return, in each case, that is reasonably likely to result in a Tax liability material to Parent and its Subsidiaries, taken as a whole;

         (h) Parent will not, and will not permit any of its Subsidiaries to, take any action that would make any representation or warranty of Parent hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time; and

         (i) Parent will not, and will not permit any of its Subsidiaries to, take any action which would prevent, materially delay or materially impede the consummation of the Merger.

         (j) Parent will not, and will not permit any of its Subsidiaries to, sell, lease, license, encumber (including by the grant of any option thereon) or otherwise dispose of any of its assets or properties which would be material to Parent and its Subsidiaries, taken as a whole.

         (k) Parent will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

         SECTION  6.2  Obligations  of Merger  Subsidiary.
                       ----------------------------------
     Parent will take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

         SECTION 6.3 Director and Officer Liability.
                     ------------------------------

         (a) Parent shall indemnify and hold harmless the individuals who on or prior to the Effective Time were officers, directors and employees of the Company or its Subsidiaries (collectively, the "Indemnitees") with respect to all acts or omissions by them in their capacities as such or taken at the request of the Company or any of its Subsidiaries at any time prior to the Effective Time to the extent provided under the Company's certificate of incorporation and by-laws in effect on the date hereof. Parent shall cause the Surviving Corporation to honor all indemnification agreements with Indemnitees (including under the Company's by-laws) in effect as of the date hereof in accordance with the terms thereof. The Company has disclosed to Parent all such indemnification agreements prior to the date hereof.

         (b) For six years after the Effective Time, Parent shall procure the provision of officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and in amounts no less favorable than those of such policy in effect on the date hereof; provided, that if the aggregate annual premiums for such insurance at any time during such period shall exceed 300% of the per annum rate of premium paid by the Company and its Subsidiaries as of the date hereof for such insurance, then Parent shall, or shall cause its Subsidiaries to, provide only such coverage as shall then be available at an annual premium equal to 300% of such rate.

         (c) The obligations of Parent under this Section 6.3 shall not be terminated or modified in such a manner as to adversely affect any Indemnitee to whom this Section 6.3 applies without the consent of such affected Indemnitee (it being expressly agreed that the Indemnitees to whom this Section 6.3 applies shall be third party beneficiaries of this Section 6.3).

         SECTION 6.4 Parent Stockholder Meeting;
                     --------------------------
     Form S-4. Even if the Board of Directors of the Company shall take any action permitted by the third sentence of Section 5.2, Parent shall cause a meeting of its stockholders (the "Parent Stockholder Meeting") to be duly called and held for the purpose of approving the matters constituting the Parent Stockholder Approvals; provided that the Parent Stockholder Meeting shall conclude prior to the Company Stockholder Meeting and may be held on the same date as the Company Stockholder Meeting. Except as provided in the next sentence,  the Board of  Directors  of Parent  shall  recommend  approval of the matters
constituting the Parent Stockholder Approvals. The Board of Directors of Parent shall be permitted (i) not to recommend to Parent's stockholders that they give the Parent Stockholder Approvals or (ii) to withdraw or modify in a manner adverse to the Company its recommendation to the Parent's stockholders that they give the Parent Stockholder Approval, only if (v) Parent has received a Superior Proposal, (w) the Board of Directors of Parent determines, after receiving the advice of outside legal counsel, in its good faith judgment that, in light of the Superior Proposal, failure to so withdraw or modify its recommendation would be reasonably likely to be inconsistent with fulfilling its fiduciary duty to stockholders under applicable law, (x) five business days have elapsed following delivery by Parent to the Company of written notice advising the Company that the Board of Directors of Parent has resolved to so withdraw or modify its recommendation, specifying the material terms and conditions of the Superior Proposal and identifying the Person making the Superior Proposal, (y) Parent has given the Company the opportunity to propose revisions to the terms of this Agreement in response to the Superior Proposal and negotiated in good faith with the Company with respect to the proposed revisions, if any, and (z) Parent has complied with its obligations set forth in Section 7.10; provided, however, that in the case of (i) and (ii) above, Parent shall nevertheless submit the matters constituting the Parent Stockholder Approvals to Parent's stockholders for approval at the Parent Stockholder Meeting unless this Agreement shall have been terminated in accordance with its terms prior to the date of the Parent Stockholder Meeting. In connection with the Parent Stockholder Meeting, Parent
(i) will promptly prepare and file with the Commission, will use its reasonable best efforts to have cleared by the Commission, (ii) will mail to its stockholders the Parent Proxy Statement and all other proxy materials for such meeting a sufficient time prior to the Parent Stockholder Meeting as is necessary to comply with applicable laws including the rules and regulations of the Commission, (iii) will use its reasonable best efforts, subject to the immediately preceding sentence, to obtain the Parent Stockholder Approvals, and
(iv) will otherwise comply with all legal requirements applicable to the Parent Stockholder Meeting. Subject to the terms and conditions of this Agreement, Parent shall prepare and file with the Commission under the Securities Act the Form S-4, and shall use its reasonable best efforts to cause the Form S-4 to be declared effective by the Commission a sufficient time prior to the Parent Stockholder Meeting to allow the Company and Parent to mail the Company Proxy Statement or Parent Proxy Statement, as applicable, to their respective stockholders, as required by applicable laws, including the rules and regulations of the Commission, prior to the meeting of their respective stockholders. Parent shall take any action required to be taken under foreign or state securities or Blue Sky laws in connection with the issuance of Parent Common Stock in connection with the Merger.

         SECTION 6.5 Stock  Exchange  Listing.
                     ------------------------
     Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in connection with the Merger to be listed on the NYSE, subject to official notice of issuance.

         SECTION 6.6  Employee Benefits.
                      -----------------

         (a) From and after the Effective Time, Parent shall cause the Surviving Corporation to honor in accordance with their terms all benefits and obligations, subject to Section 6.6(b) hereof, under the Company Benefit Plans, each as in effect on the date hereof (or as amended with the prior written consent of Parent), to the extent that entitlements or rights, actual or contingent (whether such entitlements or rights are vested as of the Effective Time or become vested or payable only upon the occurrence of a further event, including a discretionary determination) exist in respect thereof as of the Effective Time. Parent and the Company hereby agree that the consummation of the Merger shall constitute a "Change in Control" for purpose of any employee arrangement and all other Company Benefit Plans, pursuant to the terms of such plans in effect on the date hereof, provided, however, to the extent consistent with Section 7.4, that the Board of Directors of the Company will take all actions necessary so that the consummation of the Merger and related transactions hereunder will not create additional funding obligations on behalf of Parent, the Company or the Surviving Corporation with respect to the Company Stock Grantor Trust. No provision of this Section 6.6(a) shall be construed as a limitation on the right of Parent to amend or terminate any Company Benefit Plans which the Company would otherwise have under the terms of such Company Benefit Plan, and no provision of this Section 6.6(a) shall be construed to create a right in any employee or beneficiary of such employee under a Company Benefit Plan that such employee or beneficiary would not otherwise have under the terms of such Company Benefit Plan; provided, however, the Parent agrees that it will respect deferrals of salary, bonus or other compensation in place prior to the Effective Time pursuant to the Company Benefit Plans. Parent acknowledges that the Company's Separation Pay Plan by its terms provides that benefits thereunder are vested on the day immediately prior to a change of control.

         (b) Following the Effective Time, Parent shall continue to provide to individuals who are employed by the Company and its Subsidiaries as of the Effective Time who remain employed with Parent or any Subsidiary of Parent ("Affected Employees"), for so long as such Affected Employees remain employed by Parent or any Subsidiary of Parent, employee benefits (i) pursuant to the Company's or its Subsidiaries' employee benefit plans, programs, policies and arrangements as provided to such employees immediately prior to the Effective Time or (ii) pursuant to employee benefit plans, programs, policies or arrangements maintained by Parent or any Subsidiary of Parent providing coverage and benefits which, in the aggregate, are no less favorable than those provided to employees of Parent in positions comparable to positions held by Affected Employees with Parent or its Subsidiaries from time to time after the Effective Time. Following the Effective Time, Parent shall continue to provide to former employees of the Company or its Subsidiaries (and to employees of the Company or its Subsidiaries whose employment terminates prior to the Effective Time) ("Affected Retirees") post-retirement benefits (other than pensions) (i) pursuant to the Company Benefit Plans applicable to such Affected Retirees, each as in effect on the date of this Agreement, or (ii) pursuant to employee benefit plans, programs, policies or arrangements maintained by Parent or any Subsidiary of Parent providing post-retirement coverage and benefits (other than pensions) which, in the aggregate, are no less favorable than those provided to former employees of Parent.

         (c) Parent will, or will cause the Surviving Corporation to, give Affected Employees full credit for purposes of eligibility, vesting and benefit accrual (including benefit accrual under any defined benefit pension plans, provided that a participant's benefit under any such defined benefit pension plan may be offset by such participant's accrued benefit under the Company defined benefit pension plan) under any employee benefit plans or arrangements maintained by

Parent or any Subsidiary of Parent for such Affected Employees' service with the Company or any Subsidiary of the Company to the same extent recognized by the Company immediately prior to the Effective Time.

         (d) Parent will, or will cause the Surviving Corporation to, (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees under any welfare benefit plans that such employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any welfare plan maintained for the Affected Employees immediately prior to the Effective Time, and (ii) provide each Affected Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time.


                                    ARTICLE 7
                                    ---------
                       COVENANTS OF PARENT AND THE COMPANY
                       -----------------------------------

         The parties hereto agree that:

         SECTION 7.1  Best Efforts.
                      ------------

         (a) Subject to Sections 5.2, 6.4, 7.1(b), 7.1(c) and 7.1(d), Company and Parent shall each cooperate with the other and use (and shall cause their respective Subsidiaries to use) their respective best efforts to promptly (i) take or cause to be taken all necessary actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including, without limitation, preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtain all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any third party necessary, proper or advisable to consummate the Merger and the other transactions contemplated by this Agreement. Subject to applicable laws relating to the exchange of information, the Company and Parent shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to the Company and its Subsidiaries or Parent and its Subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any third party and/or any governmental authority in connection with the Merger and the other transactions contemplated by this Agreement.

         (b) Without limiting Section 7.1(a), Parent and the Company shall subject to Sections 7.1(c) and 7.1(d), as applicable:

                  (i) Each use its best efforts to avoid the entry of, or to have vacated or terminated, any decree, order, or judgment that would restrain, prevent or delay the Closing, on or before the End Date (as defined in Section 9.1(b)(i)), including without limitation defending through litigation on the merits any claim asserted in any court by any Person; and

                  (ii) each use its best efforts to avoid or eliminate each and every impediment under any antitrust, competition or trade regulation law that may be asserted by any governmental authority with respect to the Merger so as to enable the Closing to occur as soon as reasonably possible (and in any event no later than the End Date), including, without limitation, (x) proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of such assets or businesses of Parent or the Company (or any of their respective Subsidiaries) and (y) otherwise taking or committing to take actions that after the Closing Date would limit Parent or its Subsidiaries' freedom of action with respect to, or its ability to retain, one or more of its or its Subsidiaries' businesses, product lines or assets, in each case as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order in any suit or proceeding, which would otherwise have the effect of preventing or materially delaying the Closing.

         (c) Notwithstanding anything else contained herein, the provisions of this Section 7.1 shall not be construed to require either party to undertake any efforts or to take any action if such efforts or action would, or would reasonably be expected to, result in a Material Adverse Effect on Parent and its Subsidiaries (including the Surviving Corporation and its Subsidiaries), taken as a whole, at or after the Effective Time; provided, further, that any requirement to divest or hold separate, or limit in any material respect the operations of the business of Parent and its Subsidiaries (prior to Closing) involving the refining, marketing or transportation of petroleum products in the Western United States, other than with respect to insignificant operations of such business shall be deemed for purposes of this Section 7.1(c) and Sections 8.1(d), 8.1(i), 8.1(j), 8.1(k) and 8.1(l) to result in a Material Adverse Effect.

         (d) (i) The parties anticipate that there will be objections raised by the United States Federal Trade Commission or the Antitrust Division of the United States Department of Justice to the combination of Parent's United States downstream operations with the Company's interests in the Joint Ventures (collectively, the "Alliance Interests"). The parties will jointly determine how to address any objections promptly and the Company will, subject to Section 7.4 and in consultation on an ongoing basis with Parent, negotiate one or more definitive agreements responsive to the regulatory requirements (each, an "Alliance Transaction Agreement") and shall promptly inform Parent of all material developments in the negotiations. The Company shall be permitted to enter into any Alliance Transaction Agreement only with the prior written consent of Parent, which consent shall not be unreasonably withheld.

                  (ii) In the event the Company shall not have entered into an Alliance Transaction Agreement fifteen days prior to the scheduled date of the Company

         Stockholder Meeting, the Chairman of Parent and the Chairman of the Company shall meet to discuss the status of such efforts by the Company.

                  (iii) If the stockholders of the Company, at the Company Stockholder Meeting (which shall not take place prior to the Condition Satisfaction Time), approve and adopt the Merger and the Merger Agreement in accordance with Delaware Law, then, immediately upon the conclusion of such meeting, the parties shall consummate the Closing. If the utilization of the Trust Agreement, described below, is required in order to meet immediately any remaining conditions to Closing, the Company shall cause all of the then outstanding capital stock of the Subsidiary or the Subsidiaries of the Company which own the Alliance Interests, and such other assets as Parent and the Company shall agree, to be placed into an irrevocable trust pursuant to an Agreement and Declaration of Trust (the "Trust Agreement") substantially in the form of Annex 7.1 to this Agreement, with only such changes as are (x) required by any governmental body, agency, official or authority or (y) mutually agreed by Parent, the Company and the Trustees. For purposes of this Section 7.1(d), "Trustees" shall mean those Persons selected jointly by Parent and the Company to serve as the trustees under the Trust Agreement.

         SECTION 7.2 Certain  Filings.
                     ----------------
     The Company and Parent shall cooperate with one another (a) in connection with the preparation of the Company Proxy Statement, the Parent Proxy Statement and the Form S-4, (b) in determining whether any action by or in respect of, or filing with, any governmental body, agency or official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (c) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Company Proxy Statement, the Parent Proxy Statement or the Form S-4 and seeking timely to obtain any such actions, consents, approvals or waivers.

         SECTION  7.3  Access to  Information.
                       ----------------------
     From the date of this Agreement until the Effective Time, to the extent permitted by applicable law, the Company and Parent will upon reasonable request give the other party, its counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, books and records of such party and its Subsidiaries during normal business hours, furnish to the other party, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct its own employees, counsel and financial advisors to cooperate with the other party in its investigation of the business of the Company or Parent, as the case may be; provided that no investigation of the other party's business shall affect any representation or warranty given by either party hereunder. All information obtained by Parent or the Company pursuant to this Section 7.3 shall be kept confidential in accordance with, and shall otherwise be subject to the terms of, the Confidentiality Agreement dated February 5, 1999 between Parent and the Company (the "Confidentiality Agreement").

         SECTION  7.4 Tax  and  Accounting  Treatment.
                      -------------------------------
     Neither Parent nor the Company shall, nor shall they permit their Subsidiaries to take, any action, and Parent and the Company shall not, and shall ensure that its Subsidiaries do not, fail to take any action which action or failure to act would prevent, or would be reasonably likely to prevent, the Merger from qualifying (a) for "pooling of interests" accounting treatment as described in Section 3.19(a) or (b) as a 368 Reorganization.

         SECTION 7.5 Public  Announcements.
                     ---------------------
     Parent and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and shall not issue any press release or make any public statement without the prior consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, any press release or public statement as may be required by applicable law or any listing agreement with any national securities exchange may be issued prior to such consultation, if the party making the release or statement has used its reasonable best efforts to consult with the other party.

         SECTION 7.6 Further  Assurances.
                     -------------------
     At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take any other actions and do any other things, in the name and on behalf of the Company or Merger Subsidiary, reasonably necessary to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

         SECTION 7.7 Notices of Certain Events.
                     -------------------------

         (a) Each of the Company and Parent shall promptly notify the other party of:

                  (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; and

                  (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement.

         (b) The Company and Parent shall promptly notify the other party of any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the consummation of the transactions contemplated by this Agreement.

         SECTION 7.8  Affiliates.
                      ----------

         (a) Not less than 45 days prior to the Effective Time, each of Parent and the Company (i) shall have delivered to the other party a letter identifying all Persons who, in the opinion of the  party  delivering  the  letter,  may  be,  as of the  date  of the  Company
Stockholder Meeting or Parent Stockholder Meeting, as applicable, its "affiliates" for purposes of SEC Accounting Series Releases 130 and 135 and/or, in the case of the Company, for purposes of Rule 145 under the Securities Act, and (ii) shall use its reasonable best efforts to cause each Person who is identified as an "affiliate" of it in such letter to deliver, as promptly as practicable but in no event later than 30 days prior to the Closing (or after such later date as the Parent and the Company may agree) to Parent in the case of affiliates of Parent, a signed agreement substantially in the form attached as Exhibit C-1, and in the case of affiliates of the Company, substantially in the forms attached as Exhibits C-2 and C-3. Each of Parent and the Company shall notify the other party from time to time after the delivery of the letter described in Section 7.8(a)(i) of any Person not identified on such letter who then is, or may be, such an "affiliate" and use its reasonable best efforts to cause each additional Person who is identified as an "affiliate" to execute a signed agreement or agreements as set forth in this Section 7.8(a).

         (b) Shares of Parent Common Stock and shares of Company Common Stock beneficially owned by each such "affiliate" of Parent or Company who has not provided a signed agreement or agreements, as applicable, in accordance with
Section 7.8(a) shall not be transferable during any period prior to and after the Effective Time if, as a result of this transfer during any such period, taking into account the nature, extent and timing of this transfer and similar transfers by all other "affiliates" of Parent and the Company, this transfer will, in the reasonable judgment of accountants of Parent, interfere with, or prevent the Merger from being accounted for, as a "pooling-of-interests" under GAAP and/or the rules and regulations of the SEC. Neither Parent or the Company shall register, or allow its transfer agent to register, on its books, any transfer of any shares of Parent Common Stock or Company Common Stock of any affiliate of Parent or the Company who has not provided a signed agreement in accordance with Section 7.8(a) unless the transfer is made in compliance with the foregoing.

         SECTION  7.9  Payment  of  Dividends.
                       ----------------------
     From the date hereof until the Effective Time, Parent and the Company will coordinate with each other regarding the declaration of dividends in respect of the shares of Parent Common Stock and the shares of Company Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties that holders of shares of Company Common Stock will not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of Company Common Stock and the shares of Parent Common Stock any holder of shares of Company Common Stock receives in exchange therefor in connection with the Merger.

         SECTION 7.10  No Solicitation.
                       ---------------

         (a) Each of Parent and the Company and their respective Subsidiaries will not, and Parent and the Company will direct and use their respective best efforts to cause their and their Subsidiaries' respective officers, directors, employees, investment bankers, consultants, attorneys, accountants, agents and other representatives not to, directly or indirectly, take any action to solicit, initiate, encourage or facilitate the making of any Acquisition Proposal (including without limitation by amending, or granting any waiver under, the Parent Rights Agreement or the Company Rights Agreement, as applicable) or any inquiry with respect thereto or engage in discussions or negotiations with any Person with respect thereto, or disclose any nonpublic information or afford access to properties, books or records to, any Person that has made, or to such party's knowledge, is considering making, any Acquisition Proposal. Nothing contained in this Agreement shall prevent the Board of Directors of Parent or the Company from complying with Rule 14e-2 under the Exchange Act with regard to an Acquisition Proposal; provided that the Board of Directors of such party shall not recommend that the stockholders of such party tender their shares in connection with a tender offer or exchange offer except to the extent that, after receiving a Superior Proposal, such Board of Directors of such party determines in its good faith judgment, after receiving the advice of outside legal counsel, that, in light of such Superior Proposal, failure to make such a recommendation would be reasonably likely to be inconsistent with fulfilling the fiduciary duties of the Board of Directors to such party's stockholders under applicable law and such party shall have complied with the procedure set forth in Section 5.2 or 6.4, to the extent applicable. Notwithstanding anything to the contrary in this Agreement, prior to the date of approval of this Agreement and the Merger by the stockholders of Parent or the Company, as applicable, Parent or the Company may
(A) furnish information and access to a third party, but only in response to a request for information or access, to any Person making an Acquisition Proposal to the board of directors of Parent or the Company, as applicable, after the date hereof which was not knowingly encouraged, solicited or initiated by Parent or the Company, as applicable, or any of its affiliates or any director, employee, representative or agent of Parent or the Company, as applicable, or any of its respective Subsidiaries (including, without limitation, any investment banker, attorney or accountant retained by Parent or the Company or any of its Subsidiaries) on or after the date hereof and (B) may participate in discussions and negotiate with such Person concerning any such Acquisition Proposal, if and only if, in any such case set forth in clause A or B of this paragraph, (i) the Board of Directors of Parent or Company, as applicable, concludes in good faith, after receipt of the advice of a financial advisor of nationally recognized reputation and outside legal counsel, that such Acquisition Proposal is reasonably likely to result in a Superior Proposal with respect to Parent or the Company, as applicable, (ii) the Company or Parent, as applicable, complies with all of its obligations under this Agreement, and (iii) the board of directors of Parent or the Company, as applicable, receives from the Person making such an Acquisition Proposal an executed confidentiality agreement the material terms of which are (without regard to the terms of such Acquisition Proposal) in all material respects (x) no less favorable to the Company or Parent, as applicable, and (y) no less restrictive to the Person making such Acquisition Proposal than those contained in the Confidentiality Agreement.

         (b) Any party receiving an Acquisition Proposal will (A) promptly (and in no event later than 48 hours after receipt of any Acquisition Proposal) notify (which notice shall be provided orally and in writing and shall identify the Person making such Acquisition Proposal and set forth the material terms thereof) the other party to this Agreement after receipt of any Acquisition Proposal, any indication of which such party has knowledge that any Person is considering making an Acquisition Proposal, or any request for nonpublic information relating to such party or any Subsidiary of such party or for access to the properties, books or records of such party or any Subsidiary of such party by any Person that has made, or to such party's knowledge may be considering making, an Acquisition Proposal, and (B) will keep the other party to this Agreement informed of the status and material terms of (including all changes to the status or material terms of) any such Acquisition Proposal or request. Each of Parent and the Company (x) shall, and shall cause their respective Subsidiaries to, immediately cease and cause to be terminated and shall use reasonable best efforts to cause its and their officers, directors, employees, investment bankers, consultants, attorneys, accountants, agents and other representatives to, immediately cease and cause to be terminated, all discussions and negotiations, if any, that have taken place prior to the date hereof with any Persons with respect to any Acquisition Proposal and (y) shall promptly request each Person, if any, that has executed a confidentiality agreement within the 9 months prior to the date hereof in connection with its consideration of any Acquisition Proposal to return or destroy all confidential information heretofore furnished to such Person by or on behalf of it or any of its Subsidiaries.

         For purposes of this Agreement, "Acquisition Proposal" means any bona fide written offer or proposal for, or any written indication of interest in, any (i) direct or indirect acquisition or purchase of any business or assets of Parent or the Company or any of their respective Subsidiaries that, individually or in the aggregate, constitutes 20% or more of the net revenues, net income or assets of such party and its Subsidiaries, taken as a whole, (ii) direct or indirect acquisition or purchase of 20% or more of any class of equity securities of Parent or the Company or any of their respective Subsidiaries whose business constitutes 20% or more of the net revenues, net income or assets of such party and its Subsidiaries, taken as a whole, (iii) tender offer or exchange offer that, if consummated, would result in any Person beneficially owning 20% or more of any class of equity securities of Parent or the Company or any of their respective Subsidiaries whose business constitutes 20% or more the net revenues, net income or assets of such party and its Subsidiaries, taken as a whole, or (iv) merger, consolidation, business combination, joint venture, partnership, recapitalization, liquidation, dissolution or similar transaction involving Parent or the Company or any of their respective Subsidiaries whose business constitutes 20% or more of the net revenue, net income or assets of such party and its Subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement; provided, however, that (a) with respect to Parent, an offer or proposal shall not be deemed an Acquisition Proposal if (x) the execution of agreement with respect to, and consummation of, the transaction contemplated thereby would not be reasonably likely to prevent the Parent and Merger Subsidiary from consummating the Merger or to materially delay Parent's or Merger Subsidiary's ability to consummate the Merger and (y) execution of an agreement with respect to the transaction contemplated thereby is not prohibited by Section 6.1, or, if the execution of such agreement would be prohibited by
Section 6.1, such an agreement will not be entered into until after the provisions contained in Section 6.1 are no longer in effect and (b) with respect to the Company, any offer or proposal for the disposition by the Company of the Alliance Interests shall not be deemed to be an Acquisition Proposal. For purposes of this Agreement, "Superior Proposal" means any bona fide written Acquisition Proposal for or in respect of at least a majority of the outstanding shares of Company Common Stock, or Parent Common Stock, as applicable (i) on terms that the Board of Directors of Parent or the Company, as applicable, determines in its good faith judgment (after consultation with, and taking into account the advice of, a financial advisor of nationally recognized reputation, taking into account all the terms and conditions of the Acquisition Proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation) are more favorable from a financial point of view to its stockholders than the Merger and the other transactions contemplated hereby and
(ii) that
constitutes a transaction that is reasonably likely to be consummated on the terms set forth, taking into account all legal, financial, regulatory and other aspects of such proposal.

         (c) Each of the Company and Parent agrees that it will take the necessary steps promptly to inform its Subsidiaries and its officers, directors, investment bankers, consultants, attorneys, accountants, agents and other representatives of the obligations undertaken in this Section 7.10.

         SECTION 7.11 Letters from Accountants.
                      ------------------------

         (a) Parent shall use reasonable best efforts to cause to be delivered to Parent and the Company two letters from PricewaterhouseCoopers LLP, one dated the date on which the Form S-4 shall become effective and one dated the Closing Date, each addressed to the Boards of Directors of Parent and the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

         (b) Parent shall use reasonable best efforts to cause to be delivered to Parent and the Company a letter from PricewaterhouseCoopers LLP, dated as of the Closing Date, addressed to the Boards of Directors of Parent and the Company, stating that PricewaterhouseCoopers LLP concurs with Parent's management's conclusion that accounting for the Merger as a "pooling of interests" under Opinion No. 16 (Business Combination) of the Accounting Principles Board of the American Institute of Certified Public Accountants and the rules and regulations of the Commission is appropriate if the Merger is closed and consummated in accordance with the terms hereof.

         (c) The Company shall use reasonable best efforts to cause to be delivered to the Company and Parent two letters from Arthur Andersen LLP, one dated the date on which the Form S-4 shall become effective and one dated the Closing Date, each addressed to the Boards of Directors of the Company and Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statement similar to the Form S-4.

         (d) The Company shall use reasonable best efforts to cause to be delivered to the Company a letter from Arthur Andersen LLP, dated as of the Closing Date, addressed to the Board of Directors of the Company, stating that Arthur Andersen LLP concurs with the Company's management's conclusion that the Company is eligible to participate in a transaction accounted for as a "pooling of interests" under Opinion No. 16 (Business Combination) of the Accounting Principles Board of the American Institute of Certified Public Accountants and the rules and regulations of the Commission.

         SECTION 7.12 Takeover Statutes.
                      -----------------
     If any anti-takeover or similar statute or regulation is or may become applicable to the transactions contemplated hereby, each of the parties and its Board of Directors shall grant such approvals and take all such actions as are legally permissible so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any such statute or regulation on the transactions contemplated hereby.

         SECTION 7.13  Headquarters.
                       ------------
     After the Effective Time, the headquarters of Parent shall continue to be located in San Francisco, California.

         SECTION 7.14 Section 16(b).
                      -------------
     Parent shall take all such steps reasonably necessary to cause the transactions contemplated hereby and any other dispositions of equity securities of the Company (including derivative securities) or acquisitions of Parent equity securities (including derivative securities) in connection with this Agreement by each individual who (a) is a director or officer of the Company or
(b) at the Effective Time, will become a director or officer of Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

                                    ARTICLE 8
                                    ---------
                            CONDITIONS TO THE MERGER
                            ------------------------

         SECTION  8.1  Conditions  to  the   Obligations  of  Each  Party.
                       --------------------------------------------------
     The obligations of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction (or, to the extent legally permissible, waiver) of the following conditions:

         (a) this Agreement and the Merger shall have been approved and adopted by the stockholders of the Company in accordance with Delaware Law;

         (b) any applicable waiting period under the HSR Act relating to the Merger shall have expired;

         (c) the approval by the European Commission of the transactions contemplated by this Agreement shall have been obtained pursuant to the EC Merger Regulation;

         (d) no provision of any applicable law or regulation and no judgment, injunction, order or decree (i) shall prohibit or enjoin the consummation of the Merger or (ii) if not complied with, shall have or be reasonably likely to have a Material Adverse Effect on Parent (including the Surviving Corporation) after the Effective Time;

         (e) the Common Stock Issuance shall have been approved by the stockholders of Parent in accordance with the rules and regulations of the NYSE;

         (f) the Form S-4 shall have been declared effective under the Securities Act and such Form S-4 shall indicate that Parent will account for the Merger as a "pooling of interests," and no stop order suspending the effectiveness of the Form S-4 shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission;

         (g) the shares of Parent Common Stock to be issued in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance;

         (h) Parent shall have received letters of PricewaterhouseCoopers LLP and Arthur Andersen LLP as contemplated by paragraphs (b) and (d) of
Section 7.11;

         (i) neither the Federal Trade Commission nor the Antitrust Division of the Department of Justice, as the case may be, shall have, as a condition to its approval of the Merger and the other transactions contemplated by this Agreement, required Parent to take any action which, individually or in the aggregate, would result in, or be reasonably likely to result in, a Material Adverse Effect on Parent (including the Surviving Corporation) after the Effective Time;

         (j) there shall not be instituted or pending any action or proceeding by any governmental authority (whether domestic, foreign or supranational) before any court or governmental authority or agency, domestic, foreign or supranational, seeking to (i) restrain, prohibit or otherwise interfere with the ownership or operation by Parent or any Subsidiary of Parent of all or any portion of the business of the Company or any of its Subsidiaries or of Parent or any of its Subsidiaries or to compel Parent or any Subsidiary of Parent to dispose of or hold separate all or any portion of the business or assets of the Company or any of its Subsidiaries or of Parent or any of its Subsidiaries, (ii) to impose or confirm limitations on the ability of Parent or any Subsidiary of Parent effectively to exercise full rights of ownership of the shares of Company Common Stock (or shares of stock of the Surviving Corporation) including, without limitation, the right to vote any shares of Company Common Stock (or shares of stock of the Surviving Corporation) on any matters properly presented to stockholders or (iii) seeking to require divestiture by Parent or any Subsidiary of Parent of any shares of Company Common Stock (or shares of stock of the Surviving Corporation), if any such matter referred to in subclauses (i),
(ii) and (iii) hereof, individually or in the aggregate, would result in, or would be reasonably likely to result in, a Material Adverse Effect on Parent (including the Surviving Corporation) after the Effective Time;

         (k) there shall not be any statute, rule, regulation, injunction, order or decree, enacted, enforced, promulgated, entered, issued or deemed applicable to the Merger and the other transactions contemplated hereby (or in the case of any statute, rule or regulation, awaiting signature or reasonably expected to become law), by any court, government or governmental authority or agency or legislative body, domestic, foreign or supranational, which, individually or in the aggregate, would result in, or would be reasonably likely to result in, a Material Adverse Effect on Parent (including the Surviving Corporation) after the Effective Time; and

         (l) all required approvals or consents of any governmental authority (whether domestic, foreign or supranational) in connection with the Merger and the consummation of the other transactions contemplated hereby shall have been obtained (and all relevant statutory, regulatory or other governmental waiting periods, whether domestic, foreign or supranational, shall have expired) unless the failure to receive any such approval or consent would not and would not be reasonably expected to result in a Material Adverse Effect on Parent (including the Surviving Corporation) after the Effective Time and (ii) all such approvals and consents which have been obtained shall be on terms which, individually or in the aggregate, would not result in, or would not be reasonably likely to result in, a Material Adverse Effect on Parent (including the

Surviving Corporation) after the Effective Time;

         SECTION  8.2  Conditions  to  the  Obligations  of  Parent  and  Merger
                       ---------------------------------------------------------
Subsidiary.
----------

     The obligations of Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction (or, to the extent legally permissible, waiver) of the following further conditions:

         (a) (i) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it as of or prior to the Closing Date, (ii) the representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto shall be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) when made and at and as of the Effective Time as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) would not, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on the Company, and (iii) Parent shall have received a certificate signed by an executive officer of the Company to the foregoing effect;

         (b) Parent shall have received an opinion of McDermott, Will & Emery (or such other counsel reasonably acceptable to Parent), on the basis of customary representations and assumptions set forth in such opinion, dated the Effective Time, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon customary representations of officers of Parent and the Company reasonably requested by counsel; and

         (c) since the date of this Agreement, there shall not have been any event, occurrence, development or state of circumstances which, individually or in the aggregate, would have, or would be reasonably likely to have, a Material Adverse Effect on the Company.

         SECTION  8.3  Conditions  to  the  Obligations  of  the  Company.
                       --------------------------------------------------
     The obligation of the Company to consummate the Merger is subject to the satisfaction (or, to the extent legally permissible, waiver) of the following further conditions:

         (a) (i) Parent shall have performed in all material respects all of its obligations hereunder required to be performed by it as of or prior to the Closing Date, (ii) the representations and warranties of Parent contained in this Agreement and in any certificate or other writing delivered by Parent pursuant hereto shall be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth herein) when made and at and as of the Effective Time as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date, except where the failure of such representations to be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth herein) would not, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on Parent and (iii) the Company shall have received a certificate signed by an executive officer of Parent to the foregoing effect;

         (b) the Company shall have received an opinion of Davis Polk & Wardwell (or such other counsel reasonably acceptable to the Company), on the basis of customary representations and assumptions set forth in such opinion, dated the Effective Time, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon customary representations of officers of Parent and the Company reasonably requested by counsel; and

         (c) since the date of this Agreement, there shall not have been any event, occurrence, development or state of circumstances which, individually or in the aggregate, would have, or would be reasonably likely to have, a Material Adverse Effect on Parent.

                                    ARTICLE 9
                                    ---------
                                   TERMINATION
                                   -----------

         SECTION 9.1  Termination.
                      -----------
     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding the obtaining of the Company Stockholder Approval or the Parent Stockholder Approval);

         (a)      by mutual written consent of the Company and Parent;

         (b)      by either the Company or Parent;

                  (i) if the Merger has not been consummated by October 15, 2001 (the "End Date"); provided, however, that if (x) the Effective Time has not occurred by such date by reason of nonsatisfaction of any of the conditions set forth in Sections 8.1(b), 8.1(c), 8.1(i), 8.1(j),
         8.1(k), 8.1(l) and (y) all other conditions in Article 8 have theretofore been satisfied or (to the extent legally permissible) waived or are then capable of being satisfied, the End Date will be April 15, 2002; provided further that the right to terminate this Agreement under this Section 9.1(b)(i) shall not be available to any party whose failure to fulfill in any material respect any obligation under this Agreement has caused or resulted in the failure of the Effective Time to occur on or before the End Date;

                  (ii) if the Company Stockholder Approval shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or any adjournment thereof; or

                  (iii) if the Common Stock Issuance Approval shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or any adjournment thereof;

         (c) by either the Company or Parent, if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Parent or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable;

         (d) by Parent, if the Board of Directors of the Company shall have failed to recommend or withdrawn or modified or changed in a manner adverse to Parent its approval or recommendation of this Agreement or the Merger, whether or not permitted by the terms hereof, or shall have failed to call and hold the Company Stockholder Meeting in accordance with Section 5.2, or shall have recommended a Superior Proposal (or the Board of Directors of the Company shall resolve to do any of the foregoing);

         (e) by the Company, if the Board of Directors of Parent shall have failed to recommend or shall have withdrawn or modified or changed in a manner adverse to the Company its approval and recommendation of the Common Stock Issuance or the Name Change Amendment, whether or not permitted by the terms hereof, or shall have failed to call and hold the Parent Stockholder Meeting in accordance with Section 6.4 or shall have recommended a Superior Proposal (or the Board of Directors of Parent resolves to do any of the foregoing);

         (f) by either Parent or the Company, if there shall have been a breach by the other of any of its representations, warranties, covenants or obligations contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Section 8.2(a) (in the case of a breach by the Company) or Section 8.3(a) (in the case of a breach by Parent), and in any such case such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 30 days after written notice thereof shall have been received by the party alleged to be in breach;

         The party desiring to terminate this Agreement  pursuant to clause (b),
(c), (d), (e) or (f) of this Section 9.1 shall give written notice of such termination to the other party in accordance with Section 10.1, specifying the provision hereof pursuant to which such termination is effected.

         SECTION 9.2 Effect of  Termination.
                     ----------------------
     If this Agreement is terminated pursuant to Section 9.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that (a) the agreements contained in this Section 9.2, in Section 10.4, 10.5 and 10.6 hereof or in the Option Agreements and in the Confidentiality Agreement, and the representations and warranties with respect to the Option Agreements, shall survive the termination hereof and (b) no such termination shall relieve any party of any liability or damages resulting from any willful breach by that party of this Agreement or the Option Agreements.

                                   ARTICLE 10
                                   ----------
                                  MISCELLANEOUS
                                  -------------

         SECTION 10.1 Notices.
                      -------
     All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given,

         if to Parent or Merger Subsidiary, to:

               Harvey D. Hinman, Esq.
               Vice President and General Counsel
               Chevron Corporation
               575 Market Street
               San Francisco, California  94105
               Facsimile No.: (415) 894-6017

        with copies to:

               Alfred L. Pepin, Esq.
               1156 Mee Lane
               St. Helena, California  94574
               Facsimile No.: (707) 967-0551

         and

               Arthur Fleischer, Jr., Esq.
               Gary P. Cooperstein, Esq.
               Fried, Frank, Harris, Shriver & Jacobson
               One New York Plaza
               New York, New York  10004-1980
               Facsimile No.: (212) 859-4000

         and

               Terry M. Kee, Esq.
               Rodney R. Peck, Esq.
               Pillsbury Madison & Sutro LLP
               50 Fremont Street
               San Francisco, California  94105
               Facsimile No.: (415) 983-1200
         if to the Company, to:

               William M. Wicker
               Senior Vice President
               Texaco Inc.
               2000 Westchester Avenue
               White Plains, New York  10650
               Facsimile No.: (914) 253-4280

         with copies to:

               Deval Patrick, Esq.
               General Counsel and Vice President
               Texaco Inc.
               2000 Westchester Avenue
               White Plains, New York  10650
               Facsimile No.: (914) 253-4477

         and

               Dennis S. Hersch, Esq.
               Ulrika Ekman, Esq.
               Davis Polk & Wardwell
               450 Lexington Avenue
               New York, New York  10017
               Facsimile No.: (212) 450-4800


or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate facsimile confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section.

         SECTION  10.2  Non-Survival  of  Representations  and  Warranties.
                        --------------------------------------------------
     The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement.

         SECTION 10.3 Amendments; No Waivers.
                      -----------------------

         (a) Any provision of this Agreement (including the Exhibits and Schedules hereto) may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Subsidiary, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of this Agreement by the stockholders of the Company, no such amendment or waiver shall, without the further approval of such stockholders, alter or change

(i) the amount or kind of consideration to be received in exchange for any shares of capital stock of the Company or (ii) any term of the certificate of incorporation of Parent.

         (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 10.4  Expenses.
                       --------

         (a) Except as otherwise specified in Section 10.5 or 10.6, or the Option Agreements or as otherwise agreed to in writing by the parties, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such cost or expense.

         SECTION 10.5  Company Termination Fee.  If:
                       -----------------------

                  (i)   Parent shall terminate this Agreement pursuant to
         Section 9.1(d), or

                  (ii) either the Company or Parent shall terminate this Agreement pursuant to Section 9.1(b)(ii) and prior to the Company Stockholder Meeting an Acquisition Proposal relating to the Company has been made to the Company or to the stockholders of the Company by any Person; or

                  (iii) any Person shall have made to the Company or to the stockholders of the Company an Acquisition Proposal relating to the Company and thereafter this Agreement is terminated pursuant to Section 9.1(b)(i);

then in any case as described in clause (i), (ii), or (iii) the Company shall pay to Parent (by wire transfer of immediately available funds) (x) $500,000,000 not later than the date of termination of this Agreement and (y) an additional $500,000,000, if and not later than the date an Acquisition Proposal is consummated or a definitive agreement is entered into by the Company in connection with any Acquisition Proposal, as long as such Acquisition Proposal is consummated or such definitive agreement is executed within 12 months after the date of termination of this Agreement.

         SECTION 10.6  Parent Termination Fee.  If:
                       ----------------------

                  (i)   The Company shall terminate this Agreement pursuant to
         Section 9.1(e); or

                  (ii) either the Company or Parent shall terminate this Agreement pursuant to Section 9.1(b)(iii) and prior to the Parent Stockholder Meeting an Acquisition Proposal relating to Parent has been made by any Person to the Parent or the stockholders of Parent by any Person; or

                  (iii) any Person shall have made to Parent or its stockholders
         an  Acquisition   Proposal  relating  to  Parent  and  thereafter  this
         Agreement is terminated pursuant to Section 9.1(b)(i);

then in any case as described in clause (i), (ii) or (iii) Parent shall pay to the Company (by wire transfer of immediately available funds) (x) $500,000,000 not later than the date of termination of this Agreement and (y) an additional $500,000,000, if and not later than the date an Acquisition Proposal is consummated or a definitive agreement is entered into by Parent in connection with any Acquisition Proposal, as long as such Acquisition Proposal is consummated or such definitive agreement is executed within 12 months after the date of termination of this Agreement.

         SECTION 10.7  Successors and Assigns.
                       ----------------------
     The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto except that Merger Subsidiary may transfer or assign, in whole or from time to time in part, to one or more of its affiliates, its rights under this Agreement, but any such transfer or assignment will not relieve Merger Subsidiary of its obligations hereunder.

         SECTION  10.8  Governing  Law.
                        --------------
     This Agreement shall be construed in accordance with and governed by the law of the State of Delaware, without regard to principles of conflicts of law.

         SECTION 10.9  Jurisdiction.
                       ------------
     Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement, the Option Agreements or the transactions contemplated hereby or thereby may be brought in any federal or state court located in the State of Delaware, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10.1 shall be deemed effective service of process on such party.

         SECTION 10.10 Waiver of Jury Trial.
                       --------------------
     EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 10.11 Counterparts; Effectiveness.
                       ---------------------------
     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

         SECTION 10.12 Entire Agreement.
                       ----------------
     This Agreement (including the Exhibits and Schedules hereto), the Option Agreements and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof. Except as provided in Section 6.3(c), no provision of this Agreement or any other agreement contemplated hereby is intended to confer on any Person other than the parties hereto any rights or remedies.

         SECTION  10.13   Captions.
                          --------
     The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         SECTION  10.14  Severability.
                         ------------
     If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                TEXACO INC.



                                By:              /s/ PETER I. BIJUR
                                        ----------------------------------
                                Name:             Peter I. Bijur
                                Title:        Chairman of the Board and
                                              Chief Executive Officer


                                CHEVRON CORPORATION



                                By:             /s/ DAVID J. O'REILLY
                                        ----------------------------------
                                Name:            David J. O'Reilly
                                Title:        Chairman of the Board and
                                              Chief Executive Officer

                                KEEPEP INC.



                                By:             /s/ DAVID J. O'REILLY
                                        ----------------------------------
                                Name:           David J. O'Reilly
                                Title:             President